SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 1, 2017

To the Stockholders of BioDelivery Sciences International, Inc.:

BioDelivery Sciences International, Inc. (the “Company”) is pleased to send you the enclosed notice of the 2017 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11:00 a.m. on Thursday, December 7, 2017 at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612.

The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about November 7, 2017.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (919) 582-9050.

Sincerely yours,

Mark. A. Sirgo, Pharm.D.

Vice Chairman, President and Chief Executive Officer

BioDelivery Sciences International, Inc.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, December 7, 2017

The 2017 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”) will be held at 11:00 a.m. on Thursday, December 7, 2017, at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612, for the following purposes:

1.	To elect Frank E. O’Donnell, Jr. and William Mark Watson as Class III directors, each to serve for a three-year term that expires at the 2020 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve an amendment to the Company’s 2011 Equity Incentive Plan to, among other matters described in this Notice and Proxy Statement, increase the number of shares of common stock authorized for issuance under the plan by 7,100,000 shares from 11,050,000 to 18,150,000.

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting. If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com.

The Board of Directors unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Ernest R. De Paolantonio, CPA

Secretary, Treasurer and Chief Financial Officer

Raleigh, North Carolina

November 1, 2017

		Page Number
PROPOSAL 3	APPROVE AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN TO, AMONG OTHER MATTERS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 7,100,000 FROM 11,050,000 TO 18,150,000	43

Description of Proposed Amendment		43
Vote Required and Recommendation		43
Reasons for the Plan Amendment		43
2011 Plan Generally		43
Increase in Size of 2011 Plan		43
Limitation on Dividends on Unvested Awards and on Vesting Periods of Awards		44
Effects of the Plan Amendment		44
Summary of the Plan		45
Securities Authorized for Issuance Under Equity Compensation Plans As of October 7, 2017		49
Recommendation of the Board of Directors		50

OTHER INFORMATION		51

Proxy Solicitation		51
Proxies		51
Securities Outstanding; Votes Required		51
Other Business		51
Beneficial Ownership of Principal Stockholders, Officers and Directors		52
Certain Relationships and Related Transactions		54
Legal Proceedings		54
Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders		55
Stockholder Communications		55
Householding of Proxy Materials		55
Additional Information		55

Annex A Form of Plan Amendment

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, December 7, 2017, 11:00 a.m.

The Hilton Garden Inn

3912 Arrow Drive, Raleigh, NC 27612

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at our 2017 Annual Meeting of the Stockholders, which will take place on Thursday, December 7, 2017 at 11:00 a.m. local time at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about November 7, 2017, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to BioDelivery Sciences International, Inc. as the “Company,” “we,” “us” or “our” or similar terminology.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.001 per share (“Common Stock”), on October 27, 2017 (the “Record Date”) may attend and vote at the Meeting. Each share is entitled to one vote. There were 55,883,436 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 55 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Mark A. Sirgo, our Vice Chairman, President and Chief Executive Officer, and/or Ernest R. De Paolantonio, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1. The election of our Class III directors, Frank E. O’Donnell, Jr. (our current Chairman of the Board) and William Mark Watson (a nominee for initial election to the Board), each to a term of three (3) years;

2. The ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3. To approve an amendment to our 2011 Equity Incentive Plan (the “2011 Plan”) to:

(a)	increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 7,100,000 shares from 11,050,000 to 18,150,000;

(b)	prohibit dividends on vested or unvested options and unvested equity awards other than options; and

(c)	add that for all awards issued after June 30, 2017, such awards shall have a minimum one (1) year vesting period, except that awards may have less than a one (1) year vesting period if such awards, in the aggregate, account for five percent (5%) or less of the total number of common shares authorized for issuance under the 2011 Plan.

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for Frank E. O’Donnell, Jr. and William Mark Watson as the Class III directors of our Board;

•	to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	to approve an amendment to our 2011 Plan as described above and elsewhere in this Notice and Proxy Statement; and

•	according to the best judgment of either Dr. Sirgo or Mr. De Paolantonio, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name” or www.voteproxy.com if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect Frank E. O’Donnell, Jr. and William Mark Watson as a Class III directors?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to elect each of Frank E. O’Donnell, Jr. and William Mark Watson as Class III directors. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to ratify Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required for the proposed amendment to our 2011 Plan?

The proposal to approve an amendment to our 2011 Plan as described above and elsewhere in this Notice and Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to approve other matters that may come before the stockholders at the Meeting?

An affirmative vote of a majority of the votes cast at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Mr. Ernest R. De Paolantonio, at (919) 582-9050 or by sending a letter to Mr. De Paolantonio at offices of the Company at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612, with any questions about proposals described in this Proxy Statement or how to execute your vote.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

INTRODUCTION

2017 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2017 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at 11:00 a.m. on Thursday, December 7, 2017 at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612 and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board has fixed the close of business on October 27, 2017 (the “Record Date”) as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about November 7, 2017.

Proposals to be Submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To elect Frank E. O’Donnell, Jr. and William Mark Watson as Class III directors to serve for a three-year term that expires at the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve an amendment to our 2011 Equity Incentive Plan (the “2011 Plan”) to:

(a)	increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 7,100,000 shares from 11,050,000 to 18,150,000;

(b)	prohibit dividends on vested and unvested options and unvested equity awards other than options; and

(c)	add that for all awards issued after June 30, 2017, such awards shall have a minimum one (1) year vesting period, except that awards may have less than a one (1) year vesting period if such awards, in the aggregate, account for five percent (5%) or less of the total number of common shares authorized for issuance under the 2011 Plan; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 4131 ParkLake Ave., Suite #225, Raleigh, North Carolina 27612. The Company’s telephone number at such address is (919) 582-9050.

Information Concerning Solicitation and Voting

As of the Record Date, there were 55,883,436 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record

Date will be entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the Meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 1 must receive the vote of a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 2.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Introduction

The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Samuel P. Sears, Jr.	Class I	2018
Barry I. Feinberg	Class I	2018
Mark A. Sirgo	Class II	2019
Thomas W. D’Alonzo	Class II	2019
Timothy C. Tyson	Class II	2019
William B. Stone	Class III	2017 (Retiring from the Board effective on the date of the Meeting)
Charles J. Bramlage	Class III	2017 (Retiring from the Board effective on the date of the Meeting)
Frank O’Donnell, Jr.	Class III	Nominee in 2017 for term ending 2020
William Mark Watson	Class III	Nominee in 2017 for term ending 2020

At the Meeting, stockholders will be asked to elect each of Frank E. O’Donnell, Jr. and William Mark Watson as a Class III director, each to hold office until the 2020 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal. The Board has nominated Frank E. O’Donnell, Jr. (our existing Chairman of the Board) and William Mark Watson (a nominee for election) to stand for election at the Meeting. Dr. O’Donnell previously served in Class I and was elected in 2015 for a term ending in 2018. Given the retirements of Messrs. Stone and Bramlage, and in order for our Board classes to be as even as possible as required by our certificate of incorporation, Dr. O’Donnell has agreed to stand for election at the Meeting in Class III.

The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of Dr. O’Donnell and Mr. Watson. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of Dr. O’Donnell and Mr. Watson that they are willing to be named as nominees and each are willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company

Name	Age	Position(s) Held	Year of Service Commencement
Frank E. O’Donnell, Jr., M.D.	67	Chairman of the Board	2002
Mark A. Sirgo, Pharm.D.(1)	63	Vice Chairman, President, Chief Executive Officer and Director	2004
Ernest R. De Paolantonio	64	Chief Financial Officer, Treasurer and Secretary	2013
Niraj Vasisht, Ph.D.	53	Senior Vice President and Chief Technology Officer	2016
William B. Stone(2)	74	Lead Director	2001
Samuel P. Sears, Jr.	73	Director	2011
Thomas W. D’Alonzo	73	Director	2013
Barry I. Feinberg, M.D.	61	Director	2014
Charles J. Bramlage(3)	56	Director	2014
Timothy C. Tyson	65	Director	2016
William Mark Watson	67	Director Nominee	—

(1)

Dr. Sirgo will retire from his Company officer positions as President and Chief Executive Officer effective January 2, 2018 as further described under “—Retirement of Dr. Sirgo.” He will remain a member of the Board and continue his service thereon as Vice Chairman.

(2)	Mr. Stone will be retiring from his position on the Board for personal reasons effective as of the date of the Meeting and will not be standing for reelection.
(3)	Mr. Bramlage will be retiring from his position on the Board for personal reasons effective as of the date of the Meeting and will not be standing for reelection.

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Frank E. O’Donnell, Jr., M.D., has been our Chairman of the Board and a Director since March 29, 2002. From January 2012 until October 2017, he served in the capacity as Executive Chairman, and he has previously served as our President and Chief Executive Officer. In October 2017, the Board redesignated Dr. O’Donnell from Executive Chairman to Chairman of the Board. In January 2005, he relinquished the title of President and in August 2005 he relinquished the title of Chief Executive Officer. Until November 2016, Dr. O’Donnell served as a Manager of The Hopkins Capital Group, an affiliation of limited liability companies which engage in private equity and venture capital investing in disruptive technologies in healthcare. Dr. O’Donnell is Chairman of Defender Pharmaceuticals Inc., a privately-held company developing pharmaceuticals for national defense. Until November 2016, Dr. O’Donnell was also Chairman of the Board of Directors of Hedgepath Pharmaceuticals, Inc., which is developing oncology drugs for an orphan indication. Dr. O’Donnell is qualified to serve on our Board because of his long history with our company and his extensive experience in managing and investing in biopharmaceutical companies. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the Department of Ophthalmology, St. Louis University School of Medicine. He is a trustee of St. Louis University.

Mark A. Sirgo, Pharm.D., has been our President since January 2005 and Chief Executive Officer and Director since August 2005 and Vice Chairman since October 2016. Effective January 2, 2018, Mr. Sirgo will retire from his Company officer position as Chief Executive Officer and President but remain a member of the Board and continue his service thereon as Vice Chairman.. He joined our company in August 2004 as Senior Vice President of Commercialization and Corporate Development upon our acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer. He has also served as our Executive Vice President, Corporate and Commercial Development and our Chief Operating Officer. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including 16 years in clinical drug development, 7 years in marketing, sales, and business development and 12 years in executive management positions. Prior to his involvement with Arius Pharmaceuticals from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc. (PPD), a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products from 2008 until its sale in 2015. Dr. Sirgo was appointed to the Board of Directors of Biomerica, Inc. (NASDAQ: BMRA), a diagnostics and therapeutic company, in July 2016. Dr. Sirgo is qualified to serve on our Board because of his extensive experience in specialty biopharmaceutical companies. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

Ernest R. De Paolantonio, CPA, MBA, has been our Chief Financial Officer and Secretary since October of 2013 and has over 35 years of varied financial and business experience in the pharmaceutical industry. Mr. De Paolantonio also became our Treasurer in January 2015. Prior to joining the company, he served as the Chief Financial Officer of CorePharma LLC, a private specialty generic company, and was directly involved in the financial and commercial strategy to establish Core’s proprietary labeled portfolio of products. In addition, he previously served in finance and controllers positions in roles of increasing responsibility at Colombia Laboratories, where he was also responsible for business development and logistics, including supply chain management for the company’s first commercial product launch. Mr. De Paolantonio has served in various financial positions in senior management at Taro Pharmaceuticals where he was the Corporate Controller, Watson Pharmaceuticals where he was Executive Director of Finance, Group Controller and responsible for managing the Corporation’s supply chain of Active Pharmaceutical Ingredients, and GlaxoSmithKline where he began his career in finance and spent over 17 years in areas of increasing responsibility including; Manufacturing, Corporate Finance, R&D and U.S. Pharmaceuticals where he was Group Controller. Mr. De Paolantonio received his Bachelor of Arts Degree from Lycoming College; his MBA in Finance at Saint Joseph’s University and is a licensed CPA.

Niraj Vasisht, Ph.D., joined our company in February 2005 as the Vice President of Product Development. In October 2009, he was promoted to Senior Vice President of Product Development and Chief Technical Officer and later to Chief Technology Officer in January 2016. Dr. Vasisht heads the Chemistry, Manufacturing and Controls (CMC) for our pipeline products, and has led the efforts on formulation development, process development, and manufacturing of ONSOLIS®, BELBUCA®, and BUNAVAIL® based on BEMA® Technology. In his new role, Dr. Vasisht will focus on selecting suitable drug delivery platforms and product where delivery is the differentiating feature to continue growing our product development pipeline, while continuing to lead the CMC and Quality Operations. Dr. Vasisht will provide technical and strategic leadership to the business development function as he evaluates drug delivery platforms and candidate molecules. Dr. Vasisht is known as a key-opinion-leader (KOL) in the field of microencapsulation-based controlled/sustained release and drug delivery technologies. Prior to joining the company, Dr. Vasisht served as the Director of Microencapsulation, Pharmaceutical Development and Nanomaterials at Southwest Research Institute where he developed several commercial formulations and lead a team of prolific researchers in product conceptualization, product development, engineering scale up and commercial manufacturing across pharmaceutical, consumer health, and nutraceutical industry. Dr. Vasisht is the inventor for several patents that resulted in product commercialization. He received a Bachelor’s degree in Chemical Engineering from the Indian Institute of Technology at Kanpur, a Master’s of Science from the University of New Hampshire and a Doctorate in Chemical Engineering from Rensselaer Polytechnic Institute.

William B. Stone has been a member of our Board since October 2001 and is our Lead Director and Chairman of the Audit Committee of our Board. Mr. Stone will retire from his position on our Board for personal reasons effective as of the date of the Meeting and will not be standing for reelection at the Meeting. For thirty years, until his retirement in October 2000, Mr. Stone was employed with Mallinckrodt Inc. For the last twenty years of his career, he held positions of Vice President and Corporate Controller and Vice President and Chief Information Officer for 16 years and 4 years, respectively. During his tenure at Mallinckrodt, Mr. Stone was responsible for global accounting and reporting, financial organization, staffing and development, and systems of internal accounting control. In this capacity, he was responsible for Mallinckrodt’s SEC and other financial filings, internal management performance reports, strategic and tactical financial planning and for evaluation of capital sources and investments. Mr. Stone presented financial analyses and special projects to Mallinckrodt’s board of directors and audit committee, and reported to the audit committee regarding the conduct and effectiveness of the independent accountant’s quarterly reviews and annual audit. In the capacity of Chief Information Officer, Mr. Stone was responsible for Mallinckrodt’s worldwide computer information systems and organization, staffing and development. He assessed effectiveness and control for computer-assisted information systems and led a successful program for justification, selection and deployment of global standardized computer hardware and software. Further, Mr. Stone reported to the audit committee as leader of Mallinckrodt’s successful global program to address Year 2000 implications associated with computer-assisted information, laboratory control and process control computer hardware and software. He also chaired Mallinckrodt’s corporate employee benefits committee for over 8 years and has been a member of Financial Executives International since 1980. Mr. Stone is qualified to serve on our Board because of his extensive experience in accounting and with pharmaceutical companies. Mr. Stone is a graduate of the University of Missouri-Columbia where he earned BS and MA degrees in accounting, and is a Certified Public Accountant.

Samuel P. Sears, Jr. was appointed as a member of our Board in October, 2011 and since 2013 serves as Chairman of the Compensation Committee. Mr. Sears has extensive experience in the biopharmaceutical, nutraceutical and biotechnology industries. Since 2006, Mr. Sears has been a partner at the law firm of Cetrulo LLP, where he currently serves as managing partner, and from 2000 to 2006, he provided private consulting and legal advisory services to start-up and early stage development companies. From 2013 to December 2016, Mr. Sears served as Director of HedgePath Pharmaceuticals, Inc. (OTCBB: HPPI), a clinical stage biopharmaceutical company which is developing therapeutics for cancer patients. From 2000 to 2013, Mr. Sears served as Director, Chairman of the Audit Committee, Chairman of the Executive Committee, and Member of the Compensation Committee of Commonwealth Biotechnologies, Inc., a research and development support services company. From 1998 to 2000, Mr. Sears served as Vice Chairman and treasurer of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutraceuticals to patients with chronic diseases. From 1994 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc. (NASDAQ: CIGX). From 1968 to 1993, Mr. Sears was in private law practice. Mr. Sears is qualified to serve on our Board because of his extensive legal and business experience, including in the pharmaceutical industry. Mr. Sears is a graduate of Harvard College and Boston College Law School.

Thomas W. D’Alonzo has served as a member of our Board since April 23, 2013. Prior to joining our company, Mr. D’Alonzo served as a member of the board of directors of Salix Pharmaceuticals, Ltd. until May 2015 and the Chairman of the Board since from June 2010 to May 2015. Mr. D’Alonzo also served as the Interim Chief Executive Officer of Salix from January 2015 to May 2015. From March 2007 to February 2009, Mr. D’Alonzo served as the Chief Executive Officer and a director of MiMedx Group, Inc. From May 2006 to April 2007, Mr. D’Alonzo was Chief Executive Officer of DARA BioSciences, Inc., now known as DARA Pharmaceuticals, Inc., and he served on its board of directors from September 2005 to December 2008. From 2006 to 2008, he also served on our Board. From 2000 to 2007, Mr. D’Alonzo acted as an independent consultant. Prior to that, from 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development (PPD), a global provider of discovery and development services to pharmaceutical and biotechnology companies. Before joining PPD, from 1993 to 1996, he served as President and Chief Executive Officer of GenVec, Inc., a clinical-stage, biopharmaceutical company. From 1983 to 1993, Mr. D’Alonzo held positions of increasing responsibility within Glaxo, Inc., the U.S. division of GSK, including

President. Mr. D’Alonzo is qualified to serve on our Board because of his extensive experience in working with and managing biopharmaceutical companies. Mr. D’Alonzo received his B.S. in Business Administration from the University of Delaware, and his J.D. from the University of Denver College of Law.

Charles J. Bramlage has served as a member of our Board since July 17, 2014. Mr. Bramlage will retire from his position on our Board for personal reasons effective as of the date of the Meeting and will not be standing for reelection. Mr. Bramlage has also served as Chief Executive Officer of Pearl Therapeutics, Inc. from February 2011 to November 2016. He previously served as president of pharmaceutical products at Covidien plc (NYSE: COV) from 2008 to 2011. Mr. Bramlage served as the President of European Operations at Valeant Pharmaceuticals International, Inc. (NYSE: VRX ) from 2004 to 2008 and President and Chief Executive Officer of BattellePharma, Inc., a specialty pharmaceutical company developing inhaled products from 2001 to 2004. From 1983 to 2001, Mr. Bramlage held positions of increasing responsibility at GlaxoSmithKline plc (LSE/NYSE: GSK) in product management, sales management, sales, and sales training, ultimately becoming Vice-President of Respiratory Global Commercial Development and Vice-President of U.S. Respiratory and Cardiovascular Marketing, where he led the team responsible for the global launch of Seretide®/Advair® and the U.S. launch of Flovent®. Mr. Bramlage is qualified to serve on our Board because of his extensive experience in working with and managing biopharmaceutical companies. Mr. Bramlage received a B.S. in Marketing from The Ohio State University-The Max M. Fisher College of Business and received an M.B.A in Finance from the University of Dayton.

Barry I. Feinberg, M.D. has served as a member of our Board since July 17, 2014. Dr. Feinberg is an expert in the area of pain management and has served as adjunct faculty member of the Department of Anesthesia at Saint Louis University since November 2013. Since 2008, he has also served as a member of the Board of Directors and Medical Executive Committee of the Frontenac Surgery and Spine Care Center, where he maintains his private practice under the name Injury Specialists. From 2003 to 2011, Dr. Feinberg served as a member of the Board of Directors of Professional Imaging, LLC. He has served as a staff member of the Department of Anesthesia at the Missouri Baptist Medical Center in St. Louis, Missouri since August 2004 and as an associated staff member of the Department of Anesthesia at the DePaul Health Center in Bridgeton, Missouri, since June 1995. From 1988 to 1994, Dr. Feinberg served as Director of the Physicians’ Pain Management Center in Bridgeton, Missouri, and the Chairman of the Department of Anesthesia at DePaul Heath Center in Bridgeton from 1986 to 1994. He has also served as Assistant Professor at the Department of Anesthesia at Mount Sinai Medical Center from 1984 to 1986 and staff member at the Intensive Care Unit of the Deborah Heart and Lung Center in Browns Mill, New Jersey, from 1983 to 1984. Dr. Feinberg is qualified to serve on our Board because of his medical degree and his specialty in the field of pain management. Dr. Feinberg received a Bachelor of Science in Biology from the State University of New York, Binghamton and a Doctor of Medicine from State University of New York Downstate Medical Center in Brooklyn, New York. Dr. Feinberg completed a residency in Anesthesiology at University of Pennsylvania School of Medicine. He also received a Juris Doctorate degree from the Washington University School of Law, St. Louis, Missouri.

Timothy C. Tyson, age 64 joined our Board as an independent member in October 2016. His corporate career spans over 30 years in the pharmaceutical industry, having in that time held senior executive level leadership positions as well as positions of responsibility overseeing key functional areas such as sales and marketing, manufacturing and supply, and research and development. Mr. Tyson is currently Chairman and CEO of Avara Pharmaceutical Services and Chairman at Icagen Inc. and recently served as Chairman and CEO of Aptuit LLC. From 2002 to 2008, Mr. Tyson served as Chief Operating Officer, President, and Chief Executive Officer of Valeant Pharmaceuticals International. Prior to joining Valeant, Mr. Tyson ran multiple divisions of GlaxoSmithKline (GSK) and was a member of the corporate executive team. During his fourteen-year tenure at GSK, he was President, Global Manufacturing and Supply, and ran Glaxo Dermatology and Cerenex Pharmaceuticals. He was also responsible for managing all sales and marketing for GlaxoWellcome’s U.S. operations, where he launched 32 new products, eight of which reached sales of greater than $1 billion. Mr. Tyson also held positions at Bristol Myers and Proctor & Gamble and served on active duty as an officer in the U.S. Army. Mr. Tyson is a graduate of the United States Military Academy at West Point.

Director Nominee

William Mark Watson, CPA, is a Class III director nominee and is standing for initial election to the Board at the Meeting. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the health and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies and leading its national healthcare regulatory and compliance practice. He has served as lead audit partner and advisory partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson is a member of American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Watson is a member of the board of directors and Chairman of the Audit Committee of Hedgepath Pharmaceuticals, Inc. (OTCQX:HPPI). Mr. Watson is qualified to serve on our Board due to his expertise in public accounting and his experience with pharmaceutical companies. He received his undergraduate degree in Accounting from Marquette University.

Key Employees

Below are the biographies of certain key non-executive officer employees of our company:

Albert J. Medwar, M.B.A. joined our company in April 2007 and is our Senior Vice President of Corporate and Business Development. Mr. Medwar has over 25 years of experience in marketing, sales, investor/public relations and business development. Prior to joining our company, Mr. Medwar was the Head of Oncology Marketing at EMD Pharmaceuticals, the U.S. subsidiary of Merck KGaA, where he was responsible for developing the global market for a pipeline of oncology products. Mr. Medwar was also the Marketing Director for Triangle Pharmaceuticals, a start-up company focusing on the development and commercialization of compounds for HIV and hepatitis. Mr. Medwar’s pharmaceutical career began in sales at Burroughs Wellcome, which later became Glaxo Wellcome. After six years of sales experience, he took on marketing research responsibilities, and then played an important role in the launch of a short acting opioid analgesic, remifentanil, and held increasing marketing responsibility for a number of products including a portfolio of anesthetic/analgesic agents, Zofran, and Wellbutrin SR. Mr. Medwar received a Bachelor of Science degree from Cornell University and a Masters of Business Administration from Bentley University.

Scott Plesha joined the company in August 2015 as our Senior Vice President, Sales, with more than 26 years of sales experience and over 18 years of sales management experience within the pharmaceutical and medical industries. Mr. Plesha assumed the additional responsibility of leading our Marketing department in December 2015. Mr. Plesha leads our Specialty Sales Force, Marketing, and Training departments. Prior to joining the company, Mr. Plesha was Senior Vice President, GI Sales Force & Training at Salix Pharmaceuticals, where since 2002 he led Salix’s top rated gastrointestinal (GI) sales forces, the sales training department as well as many other sales operations functions. During Mr. Plesha’s tenure at Salix he was responsible for launching or growing product sales as well as optimizing and expanding the sales force to accommodate the multiple companies and products that Salix acquired. Prior to joining Salix, Mr. Plesha was a Regional Sales Manager for the O’Classen Dermatologics division of Watson Pharmaceuticals, Inc. Mr. Plesha began his pharmaceutical sales career with Solvay Pharmaceuticals where he was a field as well institutional sales representative. Mr. Plesha received a Bachelor of Arts in Pre-Medical Studies from DePauw University.

Dr. Paul Blake joined our company in February 2017 as our Senior Vice President, Clinical Research, Regulatory and Medical Affairs. Dr. Blake has over 30 years of experience in drug development. Prior to joining our company, Dr. Blake was Chief Development Officer at Oxford BioMedica, a gene therapy company. He was also Chief Medical Officer and Senior Vice President of Clinical Research and Development of Aeterna Zentaris, Inc., Senior Vice President and then Executive Vice President of Worldwide Medical and Regulatory Operations at Cephalon, Inc. From 1992 to 1998, he held the position of Senior Vice President and Medical Director,

Clinical Research and Development at SmithKline Beecham Pharmaceuticals (now GSK). Prior to that he worked for ICI Pharmaceuticals (now Astra Zeneca) and G.D. Searle. Dr. Blake sat on the board of Memory Pharmaceutical, Inc. until it was purchased by Roche in 2009 and was a founding board member of Protez Pharmaceuticals, Inc. until it was purchased by Novartis in 2008. He was also a Director of ViaCell, Inc. until its purchase by Perkin Elmer in 2007 and of Oxford BioMedica from 2008 until 2016. He currently sits on the board of Y-Prime, a clinical trial management solution company. He qualified in medicine from the Royal Free Hospital School of Medicine, London University. He is a Fellow of the Royal College of Physicians and a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians. He is also a Fellow of the American College of Clinical Pharmacology.

James D. Darnley, Jr. joined the company May 2017 as our Vice President, General Counsel, and Commercial Compliance Officer. Mr. Darnley brings over 30 years of global experience as an attorney and over 23 years of experience in the biotechnology and pharmaceutical industry to the company. Prior to joining the Company, Mr. Darnley was Head of Intellectual Property at Moderna Therapeutics, a mRNA therapy company. He was also Vice President and Chief Intellectual Property Counsel for Millennium Pharmaceuticals/Takeda Pharmaceuticals International from 2007 to 2015 where he was responsible for global IP support for Oncology research, development and commercial activities as well as general IP support for on-site research and development. Prior to that he worked for BiogenIDEC as a licensing attorney for 4 years and Pharmacia for 9 years where he held positions of increasing responsibility and ultimately became the Site Head of the Pharmacia Intellectual Property Group at its Kalamazoo, Michigan Research & Development Center. Mr. Darnley has worked on a number of complex legal issues over the years including multiple Hatch-Waxman Paragraph IV and 505(b)(2) litigations for VELCADE (bortezomib) and INTEGRILIN (eptifibatide), corporate mergers, acquisitions and divestments (e.g., Sugen, BioVitrum, Asgrow, Conforma, Intellikine, Millennium), the in-licensing and out-licensing of products, research programs and technologies and the creation and implementation of worldwide patent procurement strategies. Mr. Darnley received a bachelor’s degree with honors in biology as well as a law degree from Indiana University, Bloomington, Indiana.

Michael Bullock has been our National Director, Managed Markets since joining the company in June 2015, with more than 26 years of sales and 18 years of managed markets experience within the pharmaceutical and medical space. Mr. Bullock heads our Managed Markets department and is responsible for developing and implementing market access strategies and managing consultant relationships relating to managed markets, lobbying and government affairs. Prior to joining the company, Mr. Bullock was a Director, Managed Markets for Salix Pharmaceuticals, a GI pharmaceutical and medical device company, where he led a team of National and Regional Account Managers. While at Salix, Mr. Bullock was responsible for implementing market access strategies across various payer channels including commercial, Medicaid, Medicare, GPO, institutional, long term care and employer group customers, as well as developing medical policy for devices. Prior to joining Salix, Mr. Bullock held managed markets positions with UCB, Celltech Pharmaceuticals and Medeva Pharmaceuticals and was a sales representative with Adams Laboratories. Mr. Bullock received his Bachelor of Science in Agricultural Economics from The Ohio State University.

Joseph Lockhart has been our Vice President of Manufacturing and Supply Chain since joining the company in November 2015, with 30 years of experience in the pharmaceutical industry with specific focus in the areas of manufacturing, supply chain, product development, CMC (Chemistry, Manufacturing, and Controls) and quality. Mr. Lockhart heads our manufacturing and supply chain function, including both commercial production and scale-up/manufacturing support for products in the latter stages of development. Prior to joining the company, Mr. Lockhart was Vice President, Pharmaceutical Development and Manufacturing at Salix Pharmaceuticals, where since 2001 he established the Pharmaceutical Development and Manufacturing team and contributed to multiple NDA submissions, as well as multiple product acquisitions and launches. During Mr. Lockhart’s tenure at Salix he held positions of increasing responsibility and was responsible for managing the functional areas of manufacturing, technical operations, formulation development, and clinical trial material operations, and contributed to the expansion and optimization of the overall supply chain operation which included over 40 contract vendors. Prior to joining Salix, Mr. Lockhart served in various CMC-related roles and responsibilities throughout the first 15 years of his pharmaceutical career including Manufacturing Manager (Blue Ridge Pharmaceuticals) and Associate Director of Quality (Mayrand Pharmaceuticals). Mr. Lockhart began his pharmaceutical career with Baxter Healthcare as an analytical chemist. Mr. Lockhart received a Master of Business Administration degree from the University of North Carolina at Charlotte as well as a Bachelor of Arts degree in Chemistry from the University of North Carolina at Chapel Hill.

Retirement of Dr. Sirgo

On August 23, 2017, the Company and Dr. Sirgo executed a Retirement Agreement (“Retirement Agreement”) memorializing the terms of Dr. Sirgo’s voluntary retirement from the Company, which will be effective January 2, 2018 (the “Retirement Date”, with the period from August 23, 2017 to the Retirement Date being referred to herein as the “Transition Period”). During the Transition Period and following the Retirement Date, Dr. Sirgo will continue to serve as Vice Chairman of our Board.

Pursuant to the Retirement Agreement, Dr. Sirgo will continue to serve as our President and Chief Executive Officer during the Transition Period. By entering into the Retirement Agreement, the Company and Dr. Sirgo agreed to terminate Dr. Sirgo’s employment agreement with the Company, dated August 24, 2004, as amended by that First Amendment thereto (collectively with the related confidentiality agreement between the Company and Sirgo, the “Employment Agreement”) as of the Retirement Date, subject to those provisions of the Employment Agreement which survive termination (as the same were modified by the Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition.

For a description of the consideration being provided to Dr. Sirgo under the Retirement Agreement, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employee Agreements.”

Certain Legal Proceedings

Except as set forth below, none of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Director Independence

Our Board is composed of a majority of independent directors as required by NASDAQ Stock Market rules. We believe that William B. Stone, Samuel P. Sears, Jr., Thomas W. D’Alonzo, Charles J. Bramlage, Barry I. Feinberg, Timothy C. Tyson and William Mark Watson qualify as independent directors for NASDAQ Stock Market purposes. Messrs. Stone and Bramlage will not be standing for reelection in 2017 and will retire from their positions as Class III directors for personal reasons. Messrs. Stone and Bramlage will continue to serve as Class III directors until the end of their term which concludes as of the date of the Meeting. In October 2017, our Board, with the recommendation of the Nominating and Corporate Governance Committee, nominated Frank E. O’Donnell, Jr. and William Mark Watson to replace Messrs. Stone and Bramlage as Class III directors.

Meetings of the Board and Stockholders

Our Board met in person and telephonically nineteen times during 2016 and also acted by unanimous written consent. Each member of our Board was present at least 75% of the Board meetings held. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances. All directors in office at that time were present at the 2016 Annual Meeting of Stockholders.

Board Committees

Our Board has established three standing committees- Audit, Compensation, and Nominating and Corporate Governance. Historically, all independent directors have been members of each Board committee. In October 2013, our committees reorganized, and subsequently there were changes to the committee composition. All standing committees (as well as our Lead Director) operate under a charter that has been approved by the Board. As a result of the retirement of Messrs. Stone and Bramlage from their positions on our Board effective the date of the Meeting, changes to our standing committees (as well as our Lead Director) will be determined following the Meeting.

Audit Committee

Our Board has an Audit Committee, currently composed of William B. Stone, Samuel P. Sears, Jr., Barry I. Feinberg and Timothy C. Tyson, all of whom are independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of NASDAQ. Mr. Stone currently serves as chairman of the committee. The Board has determined that Mr. Stone is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. As a result of the retirement of Mr. Stone from his position on our Board and the Audit Committee effective the date of the Meeting, it is anticipated that, subject to stockholder approval of Mr. Watson’s election to our Board at the Meeting, Mr. Watson will be appointed to our Audit Committee, serve as such committee’s chairman and be designated as the “audit committee financial expert” of our board.

The Audit Committee met four times during 2016. Each member of the Audit Committee was present at least 75% of the Audit Committee meetings held during such director’s tenure as a member of the Audit Committee.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits and reviews of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually). As summarized below, the Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engages such independent auditor;

•

approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service and related fee to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•

reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting and financial reporting control and corporate governance functions on behalf of the Board; and

•

provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including compliance with requirements of Sarbanes-Oxley and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board has a Nominating and Corporate Governance Committee currently composed of William B. Stone, Thomas W. D’Alonzo and Charles J. Bramlage. Mr. D’Alonzo serves as the chairman of the committee.

Effective as of the date of the Meeting, Mr. Stone will retire from his position on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. The Nominating and Corporate Governance Committee met five times in 2016 and has a charter which is reviewed annually. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o Ernest R. De Paolantonio, BioDelivery Sciences International, Inc., 4131 ParkLake Avenue. Suite #225, Raleigh, NC. 27612. The Nominating and Corporate Governance Committee has established nomination criteria by which Board candidates are to be evaluated. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria. During 2016, we did not pay any fees to any third parties to assist in the identification of nominees. During 2016, we did not receive any director nominee suggestions from stockholders.

In 2010, the Nominating and Corporate Governance Committee adopted a set of criteria by which it will seek to evaluate candidates to serve on our Board. The evaluation methodology includes a scored system based on criteria including items such as experience in the biotechnology sector, experience with public companies, executive managerial experience, operations and commercial experience, fundraising experience and contacts in the investment banking industry, personal and skill set compatibility with current Board members, industry reputation, knowledge of our company generally, independence and ethnic and gender diversity. While diversity is considered as a Board qualification criteria, it would not be weighted any more or less in an evaluation process than any other criteria. The established criteria do not distinguish Board candidates based on whether the candidate is recommended by a stockholder of our company.

Compensation Committee

Our Board also has a Compensation Committee, which reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and is currently composed of three members: Samuel P. Sears, Jr., William B. Stone and Charles J. Bramlage. Mr. Sears serves as chairman of this committee. Effective as of the date of the Meeting, Messrs. Stone and Bramlage will retire from their position on the Compensation Committee, and our Board will thereafter designate replacement members for this committee. The Compensation Committee met five times during 2016.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2016, the Compensation Committee engaged Radford, an AON Consulting Company, to obtain market data against which it has measured the competitiveness of our compensation programs. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. We paid consultant fees to Radford of $0.03 million in 2016.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently led by Dr. O’Donnell as Chairman of the Board. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management of the Company. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company as well as, in conjunction with the Board, setting the strategic direction of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, presides over meetings of the full Board and is generally responsible for the efficient operation of the Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.

In 2016, Dr. O’Donnell received the following compensation for his service as Executive Chairman of our Board: $285,577 in cash compensation, $82,500 bonus, $524,400 in stock awards and $19,483 in benefits paid in 2016. Given the maturation of our company and business over the past 5 years during Dr. O’Donnell’s tenure as Executive Chairman, it was determined by the Board and Dr. O’Donnell that this level of involvement was no longer required and as such, Dr. O’Donnell and the Board agreed to redesignate Dr. O’Donnell’s position as Chairman of the Board effective October 2017 and, effective in May 2017, his base cash compensation was reduced (with the review and approval of the Compensation Committee) to $80,000 annually.

Lead Director

On July 26, 2007, our Board created the position of Lead Director. Our Board designated William B. Stone, an existing director, as our Lead Director. Mr. Stone will retire from his position on our Board and as the Lead Director for personal reasons effective as of the date of the Meeting. Pursuant to the charter of the Lead Director, the Lead Director shall be an independent, non-employee director designated by our Board who shall serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as are specified in the charter or as our Board may determine. Given the change in the composition of the Board arising out of the retirements of Messrs. Stone and Bramlage and the proposed election to the Board of Mr. Watson, the Board will evaluate following the Meeting whether it will designate a new director to serve as Lead Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2016, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, with exception of William B. Stone, Samuel P. Sears, Jr. Thomas W. D’Alonzo, Charles J. Bramlage and Barry I. Feinberg, who filed Form 4s on July 7, 2016 which were due on July 4, 2016.

Code of Ethics

We have adopted a code of ethics that applies to all employees, as well as each member of our Board. Our code of ethics is posted on our website, and we intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, www.bdsi.com. A copy of our code of ethics is also available in print, without charge, upon written request to 4131 ParkLake Ave., Suite #225 Raleigh, NC, 27612 Attn: Ernest R. De Paolantonio.

Audit Committee Report*

The Audit Committee of the Board (the “Audit Committee”) during 2016 was composed of the following four directors: William B. Stone, Samuel P. Sears, Jr., Barry I Feinberg and Timothy C. Tyson (who was appointed in October 2016), each of whom was “independent” as defined by the rules of the NASDAQ Stock Market. Mr. Stone served as chairman of the Audit Committee. The Board has adopted a written Audit Committee Charter, which was filed as Appendix A to the Company’s 2003 Proxy Statement, and was updated most recently in July 2014.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee and the Board have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board

/s/ William B. Stone

/s/ Samuel P. Sears, Jr.

/s/ Barry I. Feinberg

/s/ Timothy C. Tyson

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board

/s/ Samuel J. Sears Jr, Chairman

/s/ William B. Stone

/s/ Charles J. Bramlage

*	The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our Board has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees.

We employed three executive officers, each of whom served as a “Named Executive Officer” (or NEO) for purposes of SEC reporting as of December 31, 2016: (1) Mark A. Sirgo, Pharm.D., our President and Chief Executive Officer and Vice Chairman (who we refer to in this Compensation Discussion and Analysis as our CEO); (2) Ernest R. De Paolantonio, CPA, MBA, our Secretary, Treasurer and Chief Financial Officer; and (3) Niraj Vasisht, Ph.D., our Senior Vice President and Chief Technology Officer.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as of December 31, 2016 as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual performance and the Company’s performance, both directly in the form of salary and annual cash bonus payments, and indirectly in the form of incentive equity awards. The objectives of our compensation program enhance our ability to:

•	attract and retain qualified and talented individuals; and

•	provide reasonable and appropriate incentives and rewards to our team for building long-term value within our company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing and commercializing pharmaceutical products is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects our current activities but also reflects contributions to building long-term value.

We utilize the services of the Radford Group, an AON consulting company (which we refer to herein as Radford), to review compensation programs of peer companies in order to assist the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of our company. Radford is a recognized independent consulting company and services clients throughout the United States.

The companies that comprise our peer group are selected and reviewed no less frequently than biennially. The current peer group used to evaluate compensation for the fiscal year ended December 31, 2016 includes the following companies:

Company	Location
AcelRx Pharmaceuticals, Inc.	Redwood City, CA
Alimera Sciences, Inc.	Alpharetta, GA
Antares Pharma, Inc.	Ewing, NJ
Aralez Pharmaceuticals Inc.	Milton, ON
Arena Pharmaceuticals, Inc.	San Diego, CA
BioCryst Pharmaceuticals, Inc.	Durham, NC
Corcept Therapeutics Incorporated	Menlo Park, CA
CTI BioPharma Corp.	Seattle, WA
DURECT Corporation	Cupertino, CA
Egalet Corporation	Wayne, PA
Enanta Pharmaceuticals, Inc.	Watertown, MA
ImmunoGen, Inc.	Waltham, MA
Keryx Biophmaeuticals, Inc	New York, NY
Omeros Corporation	Seattle, WA
Orexigen Therapeutics, Inc.	La Jolla, CA
Sucampo Pharmaceuticals, Inc.	Bethesda, MD
Vanda Pharmaceuticals, Inc.	Rockville, MD

With respect to our employees and non-senior management, we will also take into consideration regional market data in determining appropriate compensation packages, and we have in the past relied on Radford to provide us with such data.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock units (RSUs). We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry. We also have a Performance Long Term Incentive Plan for our NEOs and selected senior officers, which compensates such employees with RSUs based on our achievement of certain pre-determined revenue performance goals.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants, a long-term incentive plan and company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our Board and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs, and to provide appropriate retention incentives based on future performance.

Performance Cash Bonus Plan

We have a performance cash bonus plan under which bonuses are paid to our NEOs based on achievement of our performance goals and objectives established by the Compensation Committee and/or our Board as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on our company’s cash position, the Compensation Committee and our Board have the discretion after consulting with our CEO to not pay (or pay more limited) cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options (and, more recently in the case of senior executives, RSUs) to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance cash bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance cash bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and RSUs, which generally vest in annual increments over three years (other than awards under our LTIP, which vest immediately if awarded, and performance based awards as described below), as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by us. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation over a longer period of time. Our equity awards are granted under our 2011 Equity Incentive Plan (as the same may be amended, supplemented or superseded from time to time, which we refer to herein as the 2011 Equity Incentive Plan).

As of the date of this Proxy Statement, it is our policy to grant equity incentive awards with two types of vesting: time-based and performance-based.

Time-based vesting. The Compensation Committee believes that because time-vested stock options and RSUs have a three-year vesting schedule that begins one year after the date of the award, the equity grants constitute a significant retention incentive and a tool to foster continuity of management, an important factor for a company with a relatively low number of employees.

Performance-based vesting. Based on the Compensation Committee’s review in 2016 of current market practices, pronouncements by corporate governance advisory services and discussions with our institutional investors, beginning with the annual equity awards granted to senior executives (including our NEOs) in February 2017, one-half of the RSUs granted are performance based and vest over a three-year period based on the level of achievement of specified predetermined net revenue and operating income targets, with the remaining one-half being time vested as described above.

Performance Long Term Incentive Plan

In December 2012, in anticipation of the commencement of revenue generating operations by our company by means of product commercialization, the Compensation Committee approved our LTIP. The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for us.

The LTIP consists of RSUs (which, for purposes of our 2011 Equity Incentive Plan, are defined as and considered (and which we refer to herein as) Performance RSUs), which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under our 2011 Equity Incentive Plan as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of ours.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which an aggregate of 978,000 were awarded in 2012 (and an aggregate of 35,000 in 2015). The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the eight year term of the LTIP depending on the achievement of revenue by us, as reported in our Annual Report on Form 10-K. During 2013, 2014, 2015 and 2016, an aggregate of 8,986, 4,447, 21,356 and 13,347 Performance RSUs vested, respectively. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open trading window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Compensation Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Compensation Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by us of revenue generating businesses or assets).

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to the NEOs as well as to Albert J. Medwar, our Vice President, Corporate and Business Development, to Scott Plesha, our Senior Vice President of Sales, to Joseph Lockhart, our Vice President Manufacturing and Supply Chain, to Peter Ginsberg, our Senior Vice President Corporate and Business Development and to Paul Blake, our Senior Vice President of Clinical, Regulatory and Medical Affairs. The change in control benefits for all applicable persons has a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. We also believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. Furthermore, we believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. Finally, we believe that it is important to provide severance benefits to members of our management, to promote stability and to focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of ours, including our medical and dental insurance, life insurance and a 401(k) match for all individuals who participate in the 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have pension arrangements or post-retirement health coverage for our executive officers or employees. We also do not have deferred compensation plans other than allowing (beginning with respect to RSU awards granted at the beginning of 2017) senior executive recipients of RSUs to defer payment of RSUs that may vest in future years, subject to compliance Section 409A of the Internal Revenue Code and related rules.

All of our employees not specifically under contract are “at-will” employees, which mean that their employment can be terminated at any time for any reason by either us or the employee. Our NEOs (as well as certain of our senior managers) have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in our company and individual performance, length of service with us, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a significant factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

In collaboration with Radford, each year our Compensation Committee establishes a list of peer companies to best ensure that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize Radford-prepared data for below-executive level personnel, which data focuses on similarly-sized life science companies in the Southeastern region of the United States. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarking against respective comparable positions in our established peer group. Our guideline is to set targeted NEO salary ranges between the 25th and 50th percentile for comparable positions within our peer group. We then adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee has the discretion if it believes circumstances warrant, to go above the 50th percentile of the peer group. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment. The Compensation Committee, in recent years, has tended to maintain cash compensation levels at or near the 50th percentile but to exceed that level in determining equity compensation. The emphasis on equity compensation reflects the Committee’s objective, given that we have only recently engaged in revenue generating operations, to incentivize personnel and to preserve cash in a prudent manner and yet reward personnel for outstanding performance.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other NEOs as well as other officers. The draft goals are presented to the Compensation Committee and our full Board in January of each year and discussed, revised as necessary, and then approved by our Board. The Compensation Committee then reviews the final goals to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our Board on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year at monthly staff meetings and quarterly Board meetings.

The performance cash bonus plan for our executive officers and employees in 2016 was adopted by the Compensation Committee in January 2016. The plan sets forth target bonus opportunities, as a percentage of salary, based on the level of responsibility of the position, ranging up to 60% of salary for our CEO, up to 40% of salary for our NEOs and up to 30% of salary for certain other officers. In setting these percentages, the Compensation Committee determined that the above percentages were reasonable and in line with our peer group. Each employee has the opportunity to achieve up to 100% of his targeted amount, depending on how corporate goals and objectives are achieved, with variances on an “employee by employee” basis to be determined by our CEO in conjunction with each of the employees’ direct report as applicable.

Determination of Equity Incentive Compensation

To assist us in assessing the reasonableness of our equity grant amounts, historically we have reviewed Radford supplied information and, prior to Radford, we used information supplied by Equilar. Such information included equity data from a cross-section of the companies in the above-mentioned surveys. Initially, on-hire stock option grant amounts have generally been targeted at the 25th to 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in his or her offer package. Initial on-hire grants typically vest over three years.

In granting equity awards in 2015 as well as prior years, the Compensation Committee utilized a methodology that computed the financial value of the equity granted, applying as a general guideline, a peer group percentile ranging from the 50th to the 75th percentile. At that time, however, the Committee made an exception to the general policy by approving special equity awards to five senior executives (including Dr. Sirgo) in recognition of long-standing contributions to achieving strategic objectives first established more than 10 years earlier.

In January 2016, the Committee expanded its criteria for equity awards, taking into account not only the financial value of awards, but also the “burn rate” (meaning the number of shares awarded as a percentage of total outstanding shares).

In early 2017, with respect to equity awards to senior executives, including NEOs, one-half of the RSUs were awarded in the form of time-based RSUs, as have been exclusively awarded to those executives in recent years, and for the first time, one-half of the RSUs were in the form of performance-based RSUs as described above.

For a discussion of equity awards made in early 2017, see “Equity Awards in January/February 2017” under “Compensation Decisions For Performance in 2016” below.

Equity Grant Practices

All stock options and/or RSUs granted to the NEOs and other executives are approved by the Compensation Committee. Exercise prices for options are set using a 30-day volume weighted average price method, which we define as the closing price of our common stock on the Nasdaq Capital Market on the trading day of the date of grant and the 30 trading days preceding that date. RSU grants are valued on the day of issuance and are vested (in the case of either time-based or performance-based vesting), if earned as the case may be, on the last day preceding an open trading window after filing our Annual Report on Form 10-K. Grants are generally made: (i) on the employee’s start date and (ii) at Board meetings held each January or February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make special awards for extraordinary individual or our company performance and, as was the case in early 2015, of achievement over an extended period of time.

Compensation Setting Process

At the January meetings of our Board and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and the summation of the individual components results in an overall corporate goal rating, expressed as a percentage. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or RSU grants, giving an 80% weight factor to the corporate goal rating, and a 20% weight factor for such other performance criteria the Committee may in its discretion deem relevant at the time of the granting awards.

Also near the end of the year, the CEO evaluates the individual performance of each NEO (other than himself) and provides the Compensation Committee with an assessment of the performance of such NEO. In determining the individual performance ratings of the NEOs, we assess performance against a number of factors, including each NEO’s relative contributions to our corporate goals, demonstrated career growth, level of performance in the face of available resources and other challenges, and the respective officer’s department’s overall performance. This assessment is conducted in a holistic fashion, in contrast to the summation of individual components as is done to arrive at the corporate goal rating.

Following a qualitative assessment of each individual NEO’s performance, our policies provide guidelines for translating this performance assessment into a numerical rating. Both the initial qualitative assessment and the translation into a numerical rating are made by the Compensation Committee on a discretionary basis. We believe that conducting a discretionary assessment for the individual component of the NEOs’ performance provides for flexibility in the evaluation of our NEOs and their adaptability to addressing potential changes in our priorities throughout the year.

The Compensation Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our Board. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the CEO, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our Board, and considers the achievement of overall corporate objectives by both the CEO specifically and our company generally. The CEO is not present during the Compensation Committee’s deliberations regarding his compensation.

The CEO may also present any recommended changes to base salary and recommendations for annual equity grant amounts for NEOs and other senior executives.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisors (such as Radford) that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

We paid consultant fees to Radford of $0.03 million in 2016. NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

Compensation Decisions for Performance in 2016

General Assessment of Management Performance in 2016

The Compensation Committee and our Board conducted the performance and compensation review for 2016 during January 2017. The Compensation Committee and the Board compared performance to the corporate objectives for 2016 as elaborated below.

The corporate objectives for 2016 included the following: (1) with respect to BUNAVAIL®, improvements to our manufacturing supply chain, a meaningful reduction in cost of goods, achievement of targeted sales revenue, development of enhanced marketing and sales materials and programs, attainment of greater access to managed care markets, and maintenance of a high level of corporate and commercial compliance; (2) with respect to Clonidine Topical Gel, successful completion of our Phase 2B clinical trial; and (3) specified objectives in the areas of finance, continued success in ongoing and prospective litigation with respect to our intellectual property and patent portfolio, the further development of new product candidates, most notably the development of a buprenorphine depot product for treatment of opioid dependence, and the securing of an out-license agreement for our ONSOLIS® product.

With respect to BUNAVAIL®, we achieved 84% of our targeted top line sales goal in the midst of extremely competitive market conditions that continue around the market leader Suboxone®. However, we did achieve our other important objectives with respect to this product which included the lowering of our cost of goods to an extent greater than targeted; the lowering of our gross to net deduction and the issuance of an orange book listed patent that extends BUNAVAIL®’s exclusivity until 2035. Finally, we met our compliance goal regarding our commercial operation.

From a business development perspective we met our goal of securing a new commercial partner for ONSOLIS® when we completed a licensing agreement with Collegium Pharmaceuticals that has a potential monetary milestone value of $23.5 million along with a royalty between 18-20% on net sales.

Toward the end of 2016, our partner for the marketing of BELBUCA®, Endo Pharmaceuticals, informed us that it would not continue selling BELBUCA® as part of an overall change in its corporate strategic plan to vacate the branded pain space. Our management team, led by our CEO, subsequently began negotiations for the transfer of all marketing and sales rights from Endo back to our company. Those negotiations were successful and resulted in $43.3 million added to the balance sheet over the consideration actually paid to Endo for the products return. In addition we recognized $20 million on deferred revenue on our balance sheet as well as removing an equal value contingent liability. Also we will be the beneficiary of a base business that amounted to a revenue run rate in excess of $20 million in December 2016. The company also now has the opportunity to partner the product in out licensing deal that could bring in additional revenue. The opportunity to acquire the marketing and sales rights to BELBUCA®, a drug we developed, and the subsequent successful transition of these activities, had not been anticipated at the beginning of 2016 and therefore was not part of our 2016 corporate objectives. Nevertheless, this event constitutes a very significant corporate achievement during 2016, the benefits of which we will seek to realize in 2017 and subsequent years.

The majority of the other corporate objectives for 2016 were achieved.

2016 Cash Bonus Calculations

Our performance bonus plan for 2016 provided for target payouts to all employees expressed as a percentage of base salary. For our CEO, the target bonus opportunity was 60% of base salary and for each other NEO it was 40% of base salary.

After reviewing the achievement of the corporate goals and objectives as noted above and taking into account the acquisition on favorable terms of the marketing and sales rights to BELBUCA®, the Compensation Committee determined that the CEO should be awarded a cash bonus at 80% of target and the other NEOs should be awarded up to 80% of their cash bonus targets as determined by the CEO. A bonus pool, equal to 80% of the aggregate of individual bonus opportunities of all other employees, was established with the CEO having the authority to award individual bonuses from that pool. The cost of such cash bonuses for 2016 performance (but paid in March 2017) was approximately $0.5 million for NEOs and approximately $0.8 million for employees.

Equity Awards in January/February 2017

During 2016, our CEO and the Chairman of the Compensation Committee spoke with several representatives of our institutional shareholders regarding out equity award practices. We also reviewed a November 2016 report of Institutional Shareholders Services (“ISS”), an organization providing analytical and advisory services to institutional shareholders, which report addressed in part our equity award practices for executives. Subsequently, and despite the fact that fewer than twenty five percent (25%) of our peer group companies follow such program, the Compensation Committee reviewed those practices and concluded that it was appropriate, as well as responsive to concerns expressed by certain of our shareholders and ISS, to include a meaningful element of performance benchmarks to its equity awards. Consequently, the annual awards to senior executives, including our NEOs, made in January and February 2017, are in the form of RSUs, one-half of which are time-based and one-half of which are performance-based, all of which vest over a three-year period. The performance-based RSUs provide for vesting if specified net revenue and operating income goals are achieved with respect to the annual fiscal years 2017 through 2019.

At the beginning of 2017, the total amount of the RSUs awarded to our NEOs and senior management for 2016 performance was 2,060,000 RSUs having, on the date of grant, an approximate value of $3.7 million based on a share price of $1.80. These RSUs were granted over the plan allotment of our 2011 Equity Incentive Plan and will require stockholder approval at the Meeting and remain subject to such approval.

All other employees of ours (excluding only certain recently-hired persons) were granted stock options priced at the 30-day volume weighted average price of our common stock as of the close the market on January 27, 2017. All options vest annually in one-third equal increments beginning one year after the date of grant. The total amount of options awarded was 302,996 having an approximate Black Scholes value of $0.4 million.

Individual Performance and Compensation of the President and CEO

Dr. Sirgo’s base salary in 2016 of $550,000 had been effective January 1, 2015. His 2016 salary was slightly above the 25th percentile of our peer group and therefore was consistent with our compensation philosophy. His salary for 2017 was approved to be increased to $590,000 per year, which is at the 50th percentile and therefore remains consistent with our compensation philosophy. However, Dr. Sirgo has elected to defer this increase to a later time in order to conserve our capital.

Dr. Sirgo was also granted 750,000 RSUs, half of which are subject to time-based vesting and half of which are subject to performance-based vesting. Since the number of these RSUs exceed the authorized number of shares currently authorized under the Plan, these grants will require stockholder approval at the Meeting and remain subject to such approval.

The Compensation Committee actions with respect to Dr. Sirgo’s compensation for 2017 is primarily a reflection of: (1) Dr. Sirgo’s aggressive leadership of management actions to address the challenging market conditions pertaining to sales of BUNAVAIL®; (2) his leadership and active involvement in the successful reacquisition of the marketing and sales rights to BELBUCA® from Endo; (3) maintaining a motivated, productive and harmonious workforce, (4) maintaining sound and transparent relationships with our shareholders, and (5) prudent stewardship of our intellectual property.

On August 23, 2017, the Company and Dr. Sirgo executed a Retirement Agreement memorializing the terms of Dr. Sirgo’s voluntary retirement from the Company, which will be effective January 2, 2018. During the Transition Period and following the Retirement Date, Dr. Sirgo will continue to serve as Vice Chairman of the Board. Pursuant to the Retirement Agreement, Dr. Sirgo will continue to serve as our President and Chief Executive Officer during the Transition Period. By entering into the Retirement Agreement, the Company and Dr. Sirgo agreed to terminate the Employment Agreement as of the Retirement Date, subject to those provisions of the Employment Agreement which survive termination (as the same were modified by the Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition. See “—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Mark A. Sirgo, Pharm.D., President and Chief Executive Officer.”

Individual Performance and Compensation of the Chief Financial Officer

Mr. De Paolantonio’s base salary in 2016 of $350,000 salary was slightly above the 25th percentile of our peer group and therefore was consistent with our compensation philosophy. His salary for 2017 was increased to $360,000 per year, which is at the 50th percentile and therefore remains consistent with our compensation philosophy. However, Mr. DePaolantonio has elected to defer this increase to a later time in order to conserve our capital.

Mr. De Paolantonio was also granted 190,000 RSUs, half of which are subject to time-based vesting and half of which are subject to performance-based vesting. Since the number of these RSUs exceed the authorized number of shares currently authorized under the Plan, these grants will require stockholder approval at the Meeting and remain subject to such approval.

Mr. De Paolantonio continues to effectively guide the financial functions of our company, maintaining the full confidence of the CEO, our Board and its Audit Committee. He has successfully transmitted the accounting and the budget functions of our company from a predominately research and development enterprise to one with complex manufacturing, inventory, valuation, cost of goods analysis and revenue recognition issues. Mr. De Paolantonio continues to maintain a proper and harmonious relationship with our independent auditors.

Individual Performance and Compensation of the Senior Vice President and Chief Technology Officer

Dr. Vasisht’s base salary in 2016 of $310,000 salary was slightly above the 25th percentile of our peer group and therefore is consistent with our compensation philosophy. His salary for 2017 was increased to $330,000 per year, which is at the 50th percentile and therefore remains consistent with our compensation philosophy. However, Dr. Vasisht has elected to defer this increase to a later time in order to conserve our capital.

Dr. Vasisht was also granted 325,000 RSUs, half of which are subject to time-based vesting and half of which are subject to performance-based vesting. Since the number of these RSUs exceed the authorized number of shares currently authorized under the Plan, these grants will require stockholder approval at the Meeting and remain subject to such approval.

Dr. Vasisht, who first joined our company in 2005, became a NEO in 2016, being designated Senior Vice President and Chief Technology Officer. He has been instrumental in the development of BELBUCA®, BUNAVAIL® and ONSOLIS®, and currently directs our research and development activities, including our analysis of new drug opportunities, and plays a significant role in the protection of our intellectual property.

Accounting and Tax Considerations

ASC 718. On January 1, 2006, we began accounting for share-based payments in accordance with the requirements of Accounting Standards Codification 718 (ASC 718), Share-Based Payments. To date, the adoption of ASC 718 has not impacted our stock option granting practices.

Internal Revenue Code Section 162(m). Beginning with our fiscal year ending December 31, 2014, we began to take into account the limitations on the deductibility of base salary or bonus amounts as required under Section 162(m) of the Internal Revenue Code as the aggregate salary and bonus payments for certain of our NEOS were above the $1,000,000 deductibility limitation. These limitations did not, however, impact the Compensation Committee’s compensation analysis in 2016.

Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) generally changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409A, deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our executive officers.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each NEO who receives “excess parachute payments” in connection with his or her severance from us in connection with a change in control. We consider the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when structuring post-termination compensation payable to our executive officers and generally provide a mechanism for a “better after tax” result for the NEO, which we believe is a reasonable balance between our interests, on the one hand, and the executive’s compensation on the other.

Compensation Risk Assessment

In reviewing our compensation policy and practices for its NEOs as well as for other employees, the Compensation Committee evaluated whether any unnecessary risk-taking was associated with our compensation policies. The Compensation Committee did not identify any risks arising from our compensation policies and practices reasonably likely to have a material adverse effect on us.

Compensation Committee Independence

All members of the Compensation Committee are independent directors and do not have any formal ties or relationship with any members of management or their relatives.

Executive Compensation

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2016, 2015 and 2014. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2016.

Name and principal position	Year	Salary ($)(22)	Bonus ($)		Stock Awards ($)(23)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark A. Sirgo,
Pharm.D.	2016	571,154	165,000	(1)	1,072,804	(2)	—	—	—	19,485	(3)	1,828,443
President, Chief	2015	550,000	143,700		11,770,904	(4)	—	—	—	21,323	(5)	12,485,927
Executive Officer,	2014	469,441	281,976		2,591,977	(6)	—	—	—	33,286	(7)	3,376,680
Director and Vice Chairman

Ernest R. De Paolantonio,
CPA MBA	2016	363,461	61,250	(8)	345,544	(9)	—	—	—	33,269	(10)	803,524
Chief Financial Officer,	2015	350,000	52,500		1,509,450	(11)	—	—	—	34,704	(12)	1,946,654
Secretary and Treasurer	2014	294,231	76,664		227,054	(13)	—	—	—	33,716	(14)	631,665

Niraj Vasisht,
Ph.D.	2016	321,923	62,000	(15)	570,000	(16)	—	—	—	32,435	(17)	986,358
Senior VP and	2015	310,000	57,400		2,945,624	(18)	—	—	—	33,633	(19)	3,346,657
Chief Technology Officer	2014	281,269	119,900		669,238	(20)	—	—	—	26,809	(21)	1,097,216

(1)	The bonus disclosed in this item of $165,000 relates to 2015, but was contingent upon Board approval, which occurred January 2016.
(2)

The stock awards disclosed in this item consists of 275,000 unvested executive RSU grants during 2016 with a fair market value (or FMV) of $3.80, which will vest in equal amounts over three years and 15,888 unvested RSUs with a FMV of $1.75 from the LTIP which were earned in 2016 but deferred until 2017.

(3)	Includes: $6,235 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(4)

The stock awards disclosed in this item consists of 800,000 unvested executive RSU grants during 2015 with a fair market value (or FMV) of $14.63, which will vest in equal amounts over three years, and 8,189 vested RSUs FMV of $8.17 as issued during 2015 from the LTIP.

(5)	Includes: $8,073 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(6)

The stock awards disclosed in this item consists of 290,511 unvested executive RSU grants during 2014 with a FMV of $8.87, which will vest in equal amounts over three years, and 1,705 vested RSUs with a FMV of $9.04 as issued during 2014 from the LTIP.

(7)	Includes: Vacation payout of $11,076, $14,385 of health insurance premiums paid and 401(k) matching of $14,385 paid in 2014.
(8)	The bonus disclosed in this item of $61,250 relates to 2015, but was contingent upon Board approval, which occurred January 2016.
(9)

The stock awards disclosed in this item consists of 90,000 unvested executive RSU grants during 2016 with a FMV of $3.80, which will vest in equal amounts over three years and 1,483 vested RSUs with a FMV of $2.39 as issued during 2016 from the LTIP.

(10)	Includes: $20,019 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(11)	The stock awards disclosed in this item consists of 103,175 unvested executive RSU grants during 2015 with a FMV of $14.63, which will vest in equal amounts over three years.
(12)	Includes: $21,454 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(13)	The stock awards disclosed in this item consists of 25,598 unvested executive RSU grants during 2014 with a FMV of $8.87, which will vest in equal amounts over three years.
(14)	Includes: $18,099 of health insurance premiums paid, 401(k) matching of $11,417 and $4,200 of relocation expenses paid in 2014.
(15)	The bonus disclosed in this item of $62,000 relates to 2015, but was contingent upon Board approval, which occurred January 2016.
(16)

The stock awards disclosed in this item consists of 150,000 unvested executive RSU grants during 2016 with a FMV of $3.80, which will vest in equal amounts over three years, and 4,661 vested RSUs FMV of $2.39 as issued during 2016 from the LTIP.

(17)	Includes: $19,185 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(18)

The stock awards disclosed in this item consists of 200,000 unvested executive RSU grants during 2015 with a FMV of $14.63, which will vest in equal amounts over three years, and 2,402 vested RSUs with a FMV of $8.17 as issued during 2015 from the LTIP.

(19)	Includes: $20,383 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(20)

The stock awards disclosed in this item consists of 124,940 unvested executive RSU grants during 2014 with a FMV of $8.87, which will vest in equal amounts over three years, and 500 vested RSUs with a FMV of $9.04 as issued during 2014 from the LTIP.

(21)	Includes: $19,003 of health insurance premiums paid and 401(k) matching of $7,806 paid in 2014.
(22)	The 2016 salary amounts reflect compensation for 27 pay periods, rather than a normal calendar year of 26 pay periods.
(23)

The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees. All directors and officers have executed confidentiality and noncompetition agreements with us.

The following is a description of our current executive employment agreements:

Mark A. Sirgo, Pharm.D., President and Chief Executive Officer—Dr. Sirgo’s current employment agreement, dated February 22, 2007, as amended (the “Employment Agreement”), is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The agreement includes a base salary, target bonus of up to 50% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 60%), and other employee benefits. Under the terms of his agreement, Dr. Sirgo received base salary in 2016 of $550,000 per year and a bonus of $165,000, which related to 2015 performance.

We may terminate Dr. Sirgo’s employment agreement without cause and Dr. Sirgo may resign upon 30 days advance written notice. We may immediately terminate Dr. Sirgo’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Sirgo’s employment for any reason, Dr. Sirgo will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Sirgo is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Sirgo terminates his employment for Good Reason (as defined in the employment agreement), Dr. Sirgo is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Sirgo will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 2. In addition, Dr. Sirgo’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Sirgo’s death or disability.

Dr. Sirgo’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

On August 23, 2017, the Company and Dr. Sirgo executed the Retirement Agreement memorializing the terms of Dr. Sirgo’s voluntary retirement from the Company, which will be effective as of the Retirement Date (January 2, 2018). During the Transition Period (August 23, 2017 to the Retirement Date) and following the Retirement Date, Dr. Sirgo will continue to serve as Vice Chairman of the Board.

Pursuant to the Retirement Agreement, Dr. Sirgo will continue to serve as our President and Chief Executive Officer during the Transition Period. By entering into the Retirement Agreement, the Company and Dr. Sirgo agreed to terminate the Employment Agreement as of the Retirement Date, subject to those provisions of the Employment Agreement which survive termination (as the same were modified by the Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition.

In connection with his retirement from the Company, and in consideration of his service to the Company (and in lieu of any similar benefits provided for in the Employment Agreement), Dr. Sirgo will receive the following benefits pursuant to the Retirement Agreement:

(i)	a cash payment of $787,000 (less applicable withholdings), which was paid on or about September 2, 2017;

(ii)	an additional cash payment equal to $787,000 (less applicable withholdings) to be paid on January 15, 2018; and

(iii)	an additional potential cash payment of $236,000 (less applicable withholdings) as provided for in Section 2(a) of the Retirement Agreement.

In addition, pursuant to the Retirement Agreement:

(i)	as of the Retirement Date, all previously vested options held by Dr. Sirgo to purchase shares of Common Stock will continue for the life of such options (as opposed to such options terminating on the 90th day following the Retirement Date, as provided for in the 2011 Plan;

(ii)	Dr. Sirgo will be entitled to receive his ordinary year end equity bonus award (in the form of restricted stock units under the 2011 Plan (“RSUs”)) for his service as an officer of the Company during 2017, as determined by the Compensation Committee of the Board (the “2017 Equity Award”); provided, however, that (A) with respect to RSUs which by their terms would vest with the passage of time (“Time Vesting RSUs”), Dr. Sirgo shall receive a number of shares of Common Stock equal to (1) the Net Present Value (as defined in the Retirement Agreement) of the Time Vesting RSUs that would have been issued to Dr. Sirgo for the 2017 Equity Award had he not retired divided by (2) the 30-day volume weighted average price of the Common Stock (the “30-day VWAP”) as of the date of issuance of the 2017 Equity Bonus; and (B) with respect to RSUs which by their terms would vest based on future performance (“Performance Vesting RSUs”), Dr. Sirgo shall receive a number of shares of Common Stock determined by multiplying the number of Performance Vesting RSUs that would have been issued to Sirgo for the 2017 Equity Award had he not retired by 0.66;

(iii)	as of the Retirement Date, all previously granted Time Vesting RSUs issued to Dr. Sirgo pursuant to the 2011 Plan that are unvested as of the Retirement Date shall terminate and, in lieu thereof, Dr. Sirgo shall receive a one-time issuance of fully vested shares of Common Stock under the 2011 Plan, the number of which will be determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Retirement Date, and all previously granted RSUs issued to Dr. Sirgo pursuant to the 2011 Plan which vest due to achievement of future performance milestones that are unvested as of the Retirement Date shall terminate and, in lieu thereof, Dr. Sirgo shall receive a one-time issuance of 250,000 fully vested shares of Common Stock under the 2011 Plan; and

(iv)	Dr. Sirgo will continue to be entitled to receive (if applicable) one hundred percent (100%) of his regular award of vested Common Stock (the “LTIP Stock”) under the Company’s Performance Long Term Incentive Plan (the “LTIP”), with the amount of such LTIP Stock to be determined and issued in accordance with the terms and provisions of the LTIP. The issuance of the LTIP Stock to Dr. Sirgo as provided for above shall occur, if applicable, concurrently with the issuance of LTIP Stock to the Company’s officers, but no later than March 15, 2018. Should Dr. Sirgo (i) voluntarily resign from his officer positions with the Company prior to the Retirement Date or (ii) voluntarily resign from the Board, in each case prior to payment of any amount of LTIP Stock, Dr. Sirgo’s right to receive LTIP Stock from and after that time shall terminate. In the event a Change in Control (as defined in the Retirement Agreement) occurs on or within twelve (12) months following the Retirement Date with a company with whom Dr. Sirgo had contact about a potential transaction in his capacity as an employee of the Company prior to the Retirement Date, then the Company shall issue to Dr. Sirgo, as an additional retirement benefit, fully vested shares of Common Stock in an amount equal to the number of shares Dr. Sirgo would have received pursuant to the LTIP had he remained employed with the Company through the Change in Control.

The Retirement Agreement also contains other customary provisions, including provisions for Dr. Sirgo’s continuing participation in certain Company employee benefit plans, mutual releases of claims by the Company and Dr. Sirgo (subject to certain exceptions) and a covenant of cooperation.

Ernest R. De Paolantonio, CPA, MBA, Chief Financial Officer, Secretary and Treasurer—Mr. De Paolantonio’s current employment agreement, dated October 1, 2013 includes a base salary of $300,000, target bonus of up to 35% of his base salary (which was modified to 40% by our Compensation Committee in January 2015), and other employee benefits. Under the terms of his agreement, Mr. De Paolantonio received base salary in 2016 of $350,000 per year and a bonus of $61,250, which bonus was related to 2015 performance.

We may terminate Mr. De Paolantonio’s employment agreement without cause and Mr. De Paolantonio may resign without notice. We may immediately terminate Mr. De Paolantonio’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Mr. De Paolantonio’s employment for any reason, Mr. De Paolantonio will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. De Paolantonio is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. De Paolantonio terminates his employment for Good Reason (as defined in the employment agreement), Mr. De Paolantonio is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. De Paolantonio will equal to 1 times the sum of his then current annual base salary. In addition, Mr. De Paolantonio’s employment agreement will terminate prior to its scheduled expiration date in the event of Mr. De Paolantonio’s death or disability.

Niraj Vasisht, Ph.D., Senior Vice President and Chief Technology Officer—Dr. Vasisht’s current employment agreement, dated October 1, 2008, as amended, is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The agreement includes a base salary, target bonus of up to 40% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 50%), and other employee benefits. Under the terms of his agreement, Dr. Vasisht received base salary in 2016 of $310,000 per year and a bonus of $62,000, which related to 2015 performance.

We may terminate Dr. Vasisht’s employment agreement without cause and Dr. Vasisht may resign upon 30 days advance written notice. We may immediately terminate Dr. Vasisht’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Vasisht ’s employment for any reason, Dr. Vasisht will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Vasisht is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Vasisht terminates his employment for Good Reason (as defined in the employment agreement), Dr. Vasisht is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Vasisht will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, Dr. Vasisht’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Vasisht’s death or disability.

Dr. Vasisht’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Outstanding Equity Awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not vested ($)
Mark A. Sirgo, Pharm.D	—	—	—	—	—	—	—	345,772	(1)	605,101
	—	—	—	—	—	—	—	140,000	(2)	245,000
	—	—	—	—	—	—	—	193,674	(3)	338,930
	—	—	—	—	—	—	—	800,000	(4)	1,400,000
	—	—	—	—	—	—	—	275,000	(5)	481,250
	33,026	—	—	1.96	2/15/22	—	—	—		—
	45,421	—	—	1.78	2/9/22	—	—	—		—
	25,000	—	—	3.47	7/20/21	—	—	—		—
	22,369	—	—	3.55	2/25/21	—	—	—		—
	25,000	—	—	2.26	7/21/20	—	—	—		—
	34,265	—	—	2.43	7/21/20	—	—	—		—
	37,348	—	—	3.90	1/21/20	—	—	—		—
	25,000	—	—	5.40	7/22/19	—	—	—		—
	100,000	—	—	4.83	4/30/19	—	—	—		—
	9,175	—	—	3.05	1/22/19	—	—	—		—
	13,661	—	—	2.01	7/24/18	—	—	—		—
	48,448	—	—	2.85	1/31/18	—	—	—		—
	20,000	—	—	4.13	7/25/17	—	—	—		—
	434,000	—	—	6.63	4/13/17	—	—	—		—
	45,891	—	—	2.42	1/26/17	—	—	—		—

Ernest R. De Paolantonio, CPA MBA	—	—	—	—	—	—	—	33,517	(1)	58,655
	—	—	—	—	—	—	—	8,532	(3)	14,931
	—	—	—	—	—	—	—	68,783	(4)	120,370
	55,659	—	—	5.39	10/17/23	—	—	90,000	(5)	157,500

Niraj Vasisht, Ph.D.	—	—	—	—	—	—	—	101,426	(1)	177,496
	—	—	—	—	—	—	—	16,666	(6)	29,166
	—	—	—	—	—	—	—	24,980	(3)	43,715
	—	—	—	—	—	—	—	133,333	(4)	233,333
	—	—	—	—	—	—	—	150,000	(5)	262,500
	14,297	—	—	1.96	2/15/22	—	—	—		—
	24,579	—	—	1.78	2/9/22	—	—	—		—
	12,105	—	—	3.55	2/25/21	—	—	—		—
	25,000	—	—	3.47	1/25/21	—	—	—		—
	17,329	—	—	2.43	7/21/20	—	—	—		—
	17,686	—	—	3.90	1/21/20	—	—	—		—
	20,000	—	—	2.54	10/1/18	—	—	—		—
	33,500	—	—	5.22	5/29/17	—	—	—		—

(1)

Unvested stock awards consist of Restricted Stock Units from our Long Term Incentive Plan (as defined under our 2011 Equity Incentive Plan) and which we refer to as Performance RSUs, which are rights to acquire shares of our common stock.

(2)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2014. Dr. Sirgo’s remaining third was deferred until 2017.

(3)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2015. Dr. Sirgo’s 2016 one-third was deferred until 2017.

(4)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2016. Dr. Sirgo’s 2016 one-third was deferred until 2017.

(5)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2017.

(6)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning January 2015.

Outstanding Equity Awards Narrative Disclosure

Amended and Restated 2001 Incentive Plan

In July 2011, our original Amended and Restated 2001 Incentive Plan expired. Options to purchase 1,938,039 shares of common stock were outstanding as of December 31, 2016 under the Amended and Restated 2001 Incentive Plan. Although the Amended and Restated 2001 Incentive Plan expired, the 1,938,039 options still outstanding under such plan are still exercisable. In April 2011, our Board approved, and in July 2011, our stockholders approved a new 2011 Equity Incentive Plan, which is discussed below.

2011 Equity Incentive Plan

Our 2011 Equity Incentive Plan was originally comprised of 4,200,000 shares of our common stock. The purpose of the 2011 Equity Incentive Plan is: (i) to align our interests and recipients of options under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of our business, operations and affairs. The Compensation Committee of our Board administers our incentive plan, selects the persons to whom options are granted and fixes the terms of such options. In July 2013, 2014 and 2015, our stockholders approved increases to our 2011 Equity Incentive Plan in the amounts of 2,600,000, 2,000,000 and 2,250,000, respectively. During 2017, we have granted options and RSUs that have gone over the plan limit amount in the aggregate total of 3,089,752. We will seek approval at our 2017 annual stockholder meeting to increase the amount of our 2011 Equity Incentive Plan to cover overages.

Options may be awarded during the ten-year term of the plan to our employees (including employees who are directors), or consultants who are not employees and our other affiliates. Our plan provides for the grant of options that qualify as incentive stock options, or Incentive Stock Options, under Section 422A of the Internal Revenue Code of 1986, as amended, and options which are not Incentive Stock Options, or Non-Statutory Stock Options, as well as restricted stock and other awards. Only our employees or employees of our subsidiaries may be granted Incentive Stock Options. Our affiliates or consultants or others as may be permitted by our Board, may be granted Non-Statutory Stock Options.

Options to purchase 3,468,991 shares of our common stock at prices ranging from $1.78 to $16.47 are outstanding at December 31, 2016. There were no options granted during 2016 whose exercise price was lower than the estimated market price of the stock at the grant date.

Options issued during 2016 to directors, employees and consultants under the 2011 Equity Incentive Plan totaled 653,373 shares, at exercise prices ranging from $2.10 to $5.31.

Option Exercises and Stock Vested

The following information sets forth stock options exercised by the executive officers during the year ended December 31, 2016:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Sirgo, Pharm.D.	—	—	519,392	908,936
Ernest R. De Paolantonio, CPA MBA	—	—	44,408	106,135
Niraj Vasisht, Ph.D.	—	—	140,641	336,132

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interests.

Nonqualified Deferred Compensation

None of our employees participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our company’s best interests.

Grants of Plan-Based Awards in 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing stock price on Award date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Mark A. Sirgo, Pharm.D.	2/29/16					275,000						$1,045,000

Ernest R. De Paolantonio, CPA MBA	2/29/16					150,000						570,000

Niraj Vasisht, Ph.D.	2/29/16					90,000						342,000

(1)

The stock awards disclosed in this item consists of RSUs issued under our 2011 Equity Incentive Plan with a FMV of $3.80, which vest in thirds beginning February 2017. Dr. Sirgo’s initial on-third has been deferred until September 2017.

Narrative to Grants of Plan Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based.

Options granted to employees vest over 36 months beginning on the first anniversary of the grant date at which time 33% of such options vest. These options expire in 10 years and are outstanding for as long as the individual is an active employee. Employee options qualify as Incentive Stock Options.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2016 and (ii) the stock price was $1.75, which was the closing market price of our common stock on December 30, 2016, the last business day of the 2016 fiscal year.

Name	If Company Terminates Executive Without Cause or Executive Resigns with Good Reason ($)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Mark A. Sirgo, Pharm.D.(1)
Cash Payment	$825,000	(2)	$1,650,000	(2)
Acceleration of Options	—		—	(3)

Total Cash and Benefits	$825,000		$1,650,000

Ernest R. De Paolantonio, CPA MBA
Cash Payment	$533,077	(2)	$358,077	(2)
Acceleration of Options	—		—	(3)

Total Cash and Benefits	$533,077		$358,077

Niraj Vasisht, Ph.D.
Cash Payment	$476,923	(2)	$709,423	(2)
Acceleration of Options	—		—	(3)

Total Cash and Benefits	$476,923		$709,423

(1)

On August 23, 2017, we and Dr. Sirgo executed a Retirement Agreement memorializing the terms of Dr. Sirgo’s voluntary retirement from the Company, which will be effective January 2, 2018. Dr. Sirgo will continue to serve as our President and Chief Executive Officer during the Transition Period. During the Transition Period and following the Retirement Date, Dr. Sirgo will continue to serve as Vice Chairman of the Board. Under the terms of the Retirement Agreement, the change of control benefits afforded Dr. Sirgo under the Employment Agreement will be terminated as of the Retirement Date, to be replaced by certain provisions of the Retirement Agreement related to potential changes in control following the Retirement Date, as under “—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Mark A. Sirgo, Pharm.D., President and Chief Executive Officer.”

(2)	Includes severance payment and accrued and unused vacation time as of December 31, 2016.
(3)

Determined by taking excess of the fair market value of our common stock on December 31, 2016, less the exercise price of each accelerated option. As of the last business day of the 2016 fiscal year, all options granted and outstanding to the executive officers are underwater.

For each of our executive officers, in their employment agreements the term “change of control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “change of control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of our company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(i) An acquisition (whether directly from our company or otherwise) of any voting securities of our company by any person or entity, immediately after which such person or entity has beneficial ownership of forty percent (40%) or more of the combined voting power of our then outstanding voting securities.

(ii) The individuals who, as of the date hereof, are members of the our Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting our company, to constitute at least fifty-one percent (51%) of the members of our Board; or

(iii) Approval by our Board and, if required, our stockholders of, or our execution of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a change of control):

(A) A merger, consolidation or reorganization involving our company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, our company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of our company to any person or entity (other than a transfer to a subsidiary of our company).

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

DIRECTOR COMPENSATION

Compensation of Directors Summary Table

Name (a)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(9)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Frank E. O’Donnell, Jr.	368,077	(1)	538,339	(2)	—		—	—	19,483	(3)	925,899
William B. Stone	87,500		85,050	(4)	31,400	(5)	—	—	—		203,950
Samuel P. Sears, Jr.	70,000		72,900	(6)	23,550	(7)	—	—	—		166,450
Thomas W. D’Alonzo	55,000		72,900	(6)	23,550	(7)	—	—	—		151,450
Charles J. Bramlage	57,500		72,900	(6)	23,550	(7)	—	—	—		153,950
Barry I. Feinberg	55,000		72,900	(6)	23,550	(7)	—	—	—		151,450
Timothy C. Tyson(8)	—		—		—		—	—	—		—

(1)

Compensation for serving as Executive Chairman, which includes $82,500 as bonus, which relates to 2015 performance. Given the maturation of our company and business over the past 5 years during Dr. O’Donnell’s tenure as Executive Chairman, it was determined by the Board and Dr. O’Donnell that this level of involvement was no longer required and as such, Dr. O’Donnell and the Board agreed to redesignate Dr. O’Donnell’s position as Chairman of the Board effective October 2017 and, effective in May 2017, his base cash compensation was reduced (with the review and approval of the Compensation Committee) to $80,000 annually.

(2)

The stock awards disclosed in this item consists of 7,965 deferred but earned RSUs in 2016 with a FMV of $1.75 under our LTIP and 138,000 unvested RSUs issued as executive grants in 2016 with a FMV of $3.80 which vest in thirds beginning in 2017. Does not include 173,348 unvested RSUs to be issued under our LTIP upon the achievement of certain performance criteria.

(3)	Includes $19,483 in health benefits paid in 2016.
(4)	The stock awards disclosed in this item consists of 30,000 RSUs issued in 2016 with a FMV of $3.80 for serving on the Board which half vested in 2016 and the remaining half vest in 2017.
(5)	The stock options disclosed in this item consists of 20,000 options granted in 2016 with a FMV of $1.57 for serving on the Board which half vested in 2016 and the remaining half vest in 2017.

(6)	The stock awards disclosed in this item consists of 20,000 RSUs issued in 2016 with a FMV of $3.80 for serving on the board which half vested in 2016 and the remaining half vest in 2017.
(7)	The stock options disclosed in this item consists of 15,000 options granted in 2016 with a FMV of $1.57 for serving on the Board which half vested in 2016 and the remaining half vest in 2017.
(8)	Mr. Tyson joined our Board in October 2016.
(9)

The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.

Narrative to Director Compensation

The Compensation Committee of our Board reviews the Director Remuneration Policy, which establishes the compensation our directors earn for serving on our Board and individual committees. The policy follows (all annual cash retainers are paid quarterly in arrears):

•	$45,000 annual cash retainer to each Board member.

•	$10,000 annual cash retainer to the Lead Director.

•	$20,000 annual cash retainer to the Chairman of the Audit Committee.

•	$15,000 annual cash retainer to the Chairman of the Compensation Committee.

•	$10,000 annual cash retainer to the Chairman of the Nominating & Corporate Governance Committee.

•	$10,000 annual cash retainer to each non-Chairman Audit Committee member.

•	$7,500 annual cash retainer to each non-Chairman Compensation Committee member.

•	$5,000 annual cash retainer to each non-Chairman Nominating & Corporate Governance Committee member.

•	30,000 restricted stock units of our common stock per year, to each director.

•	5,000 additional restricted stock units of our common stock per year to the Lead Director.

•	15,000 stock options of our common stock per year, to each director.

•	5,000 additional stock options of our common stock per year to the Lead Director.

•	New directors will earn a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and restricted stock units.

Options granted to directors expire in 10 years and are outstanding for the life of the option. Director options qualify as Non-Statutory Stock Options.

In July 2013, we amended our Director Remuneration Policy to reflect the new cash retainer to directors, plus the addition of RSUs. The total number of RSUs granted during the year ended December 31, 2016 was 185,000, of which 92,500 vested upon issuance in August 2016 and 92,500 vest in August 2017.

Performance Long Term Incentive Plan

In December 2012, by unanimous written consent following significant planning and discussion (as well as discussion with our outside compensation consultant Radford), the Committee approved the LTIP. The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for our company.

The LTIP consists of RSUs (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under our 2011

Equity Incentive Plan (as the same may be amended, supplemented or superseded from time to time) as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of our company.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which 978,000 were awarded in 2012 and 35,000 were awarded November 2015 (the remaining 319,676 Performance RSUs being reserved for future hires, which includes forfeitures). A total of 31,480, 21,356, 4,447 and 8,986 RSUs vested during the years ended December 31, 2016, 2015, 2014 and 2013, respectively. The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the 8 year term of the LTIP depending on the achievement of revenue by our company, as reported in our Annual Report on Form 10-K. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by our company of revenue generating businesses or assets).

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Compensation Committee of our Board, or other committee serving an equivalent function. None of the members of our Compensation Committee has ever been our employee or one of our officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF FRANK E. O’DONNELL, JR. AND WILLIAM MARK WATSON TO EACH SERVE AS CLASS III DIRECTORS ON THE COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016

On January 28, 2016, the Audit Committee of the Board appointed the firm of Cherry Bekaert LLP (“CB”) to serve as our registered public accounting firm for our fiscal year ended December 31, 2016. The independent accountant’s report of CB on our consolidated financial statements for the year ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Fees. The aggregate fees billed by Cherry Bekaert LLP for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2016 and 2015 totaled $179,500 and $171,200, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by Cherry Bekaert LLP for audit-related fees for the years ended December 31, 2016 and 2015 were $53,800 and $21,500, respectively. The fees were provided in consideration of services consisting of review and update procedures associated with registration statements and other SEC filings.

Tax Fees. The aggregate fees billed by Cherry Bekaert LLP for professional services rendered for tax compliance, were $2,650 for the year ended December 31, 2016. There were no professional services rendered for tax compliance for the year ended December 31, 2015. The fees were provided in consideration of services consisting of preparation of tax returns and related tax advice.

All Other Fees. None

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by Cherry Bekaert LLP in 2016. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by Cherry Bekaert LLP.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure. None.

A representative of CB is expected to attend the Meeting, will have the opportunity to make a statement should they desire to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN TO, AMONG OTHER MATTERS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 7,100,000 SHARES FROM 11,050,000 TO 18,150,000

Description of Proposed Amendment

On October 4, 2017, the Board (with the recommendation of the Compensation Committee) unanimously approved an amendment (the “Plan Amendment”) to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), subject to stockholder approval, to:

1.	Increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 7,100,000 shares from 11,050,000 to 18,150,000;

2.	prohibit dividends on vested and unvested options and unvested equity awards other than options; and

3.	for all awards issued after June 30, 2017, such awards shall have a minimum one (1) year vesting period, except that awards may have less than a one (1) year vesting period if such awards, in the aggregate, account for five percent (5%) or less of the total number of common shares authorized for issuance under the 2011 Plan.

The form of Plan Amendment is included as Annex A to this Proxy Statement.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

2011 Plan Generally

Our 2011 Plan is currently comprised of 11,050,000 shares of Common Stock. In addition, 1,134,342 shares of Common Stock underlying options are available for issuance under the Company’s Amended and Restated 2001 Incentive Plan despite the fact that such plan expired in July 2011.

The purpose of the 2011 Plan is: (i) to align our interests and recipients of awards under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of our business, operations and affairs. The Compensation Committee of the Board administers the 2011 Plan, selects the persons to whom awards are granted and fixes the terms of such awards. In July 2013, 2014 and 2015, our stockholders approved increases to our 2011 Equity Incentive Plan in the amounts of 2,600,000, 2,000,000 and 2,250,000, respectively.

Increase in Size of 2011 Plan

As of the Record Date, awards (consisting of options to purchase shares of Common Stock and restricted stock units) issued under the 2011 Plan total 7,686,289 shares of Common Stock. During 2017, we granted options and RSUs that have gone over the current limit of the authorized shares under 2011 Plan by an aggregate total of 2,191,532 shares, and those awards are contingent upon our stockholders approving the increase in the size of the 2011 Plan as proposed herein. The Compensation Committee and the Board believe that a failure to satisfy this contingency will likely have a demoralizing and deleterious effect upon the recipients of those awards. Furthermore, many of the outstanding stock options held by employees are significantly “under-water” (meaning that the exercise process are significantly below current and recent market process) and therefore have diminished retentive value. The increase will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success.

Under the utilization rate calculation methodology adopted by ISS, the Company’s three year average number of shares issued under the 2011 Plan for fiscal years 2014, 2015 and 2016, which when divided by the number of shares available for future issuance, provides an estimated duration of 3-4 years, which is well within ISS’ recommended maximum of 5 years.

Equity incentive awards (both time-vested awards and performance-based awards) play a significant role in the compensation provided to the Company’s executive officers and employees. The Company relies on equity compensation in order to attract and retain key employees, align the interests of the Company’s executive officers with those of its stockholders and to provide its executive officers and other employees with the opportunity to accumulate retirement income. In addition, the development and commercialization of pharmaceutical products involves a high degree of risk, particularly in the early stages of clinical development, in seeking regulatory approvals and in commercialization activities. It takes many years of to reduce these risks. Given the limitations of the Company’s available cash resources, and the long-term risks associated with the Company’s achievement of its strategic objectives, the Company has historically used equity compensation to complement the amount of cash used for compensation purposes.

Limitation on Dividends on Unvested Awards and on Vesting Periods of Awards

The Compensation Committee and the Board have approved changes to the 2011 Plan that: (1) limit the ability of the Board and Compensation Committee to issue dividends on vested and unvested options or unvested awards other than options, and (2) require all awards issued after June 30, 2017 to vest after the first anniversary of the date of grant, except that awards may have vest earlier than the first anniversary of the date of grant if such awards, in the aggregate, equal five percent (5%) or less than the total number of common shares authorized for issuance under the 2011 Plan.

The proposals for the adoption of the above-described plan amendments, as well as the determination of the number of shares to be added to the Plan, reflect the intention of the Board and Compensation Committee generally to follow ISS guidelines and its recommended corporate governance practices.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2011 Plan. This will provide the Company with the ability to grant more awards than are currently available under the 2011 Plan to eligible recipients including employees, directors, consultants and advisors. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the 2011 Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Amended and Restated Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

In addition, if stockholders approve the Plan Amendment, both vested and unvested options and unvested awards other than options under the 2011 Plan will not be entitled to dividend payments and starting July 1, 2017, only a maximum of five percent (5%) of the total aggregate common shares authorized under the 2011 Plan may vest prior to the first anniversary of the date of grant. The Plan Amendment further provides that limitation on one year vesting may not be reduced or eliminated in any award agreement or by any other mechanism.

Summary of the Plan

The following is a summary of the material terms of the 2011 Plan, as proposed to be amended. It is qualified in its entirety by the specific language of the 2011 Plan, a copy of which is available to any stockholder upon request, and the Plan Amendment, which is included as Annex A to this Proxy Statement.

Number of Shares Authorized. The 2011 Plan currently provides for an aggregate of 11,050,000 shares authorized and we are over by 2,191,532 with that overage amount being subject to stockholder approval at the Meeting as part of the proposed increase in the size of the plan. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will be deemed issued and will not be available for re-grant under the Plan.

Each share of Common Stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one and a half shares.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2011 Plan, the number of shares covered by awards then outstanding under our 2011 Plan, the limitations on awards under our 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2011 Plan has a term of ten years and no further awards may be granted under the 2011 Plan after that date.

Limitations. Subject to approval of the Plan Amendment at the Meeting, no dividend payments may be issued to holders of vested or unvested options or unvested Awards other than options. In addition, all Awards issued after June 30, 2017, will vest starting after the first anniversary of the date of grant, except Awards that vest earlier than the first anniversary of the date of grant may be granted if the total aggregate of such Awards is less than or equal to five percent (5%) of the total aggregate common shares authorized for issuance under the 2011 Plan.

Awards Available for Grant. Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. Our Compensation Committee is authorized to grant Options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2011 Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the 2011 Plan, unless our Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the 2011 Plan) of our common stock at the time of grant. Options granted under the 2011 Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Any option issued under the 2011 Plan must be held by the option holder for a minimum of one (1) year. Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or our Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as our Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. Our Compensation Committee is authorized to award Stock Appreciation Rights (or SARs) under the 2011 Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.

Restricted Stock. Our Compensation Committee is authorized to award Restricted Stock under the Plan. Unless otherwise provided by our Compensation Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of Common Stock that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. Our Compensation Committee is authorized to award Restricted Stock Unit awards. Unless otherwise provided by our Compensation Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of our Compensation Committee, the participant will receive a number of Common Shares equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee.

Stock Bonus Awards. Our Compensation Committee is authorized to grant awards of unrestricted shares of Common Stock or other awards denominated in Common Stock, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards. Our Compensation Committee is authorized to grant any award under the 2011 Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Compensation Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members.

Amendment. The 2011 Plan has a term of ten years. Our Board may amend, suspend or terminate the 2011 Plan at any time; however, shareholder approval to amend the 2011 Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the 2011 Plan will become fully vested and performance compensation awards will vest, as determined by our Compensation Committee, based on the level of attainment of the specified performance goals, unless the successor to the Company, assumes, converts or substitutes such award at the time of such Change in Control. In general, our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. Our Compensation Committee can also provide otherwise in an award agreement under the 2011 Plan.

Under the 2011 Plan, a “Change in Control” shall be deemed to occur upon:

(i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities.

(ii) The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii) The consummation of any of the following events:

(A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not permit the settlement of restricted stock units granted under the 2011 Plan; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that shares of Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. A participant can elect to defer their tax obligation respective to their restricted stock deferral up to twelve months.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the 2011 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2011 Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the 2011 Plan.

Interests of Directors and Officers

Our directors may grant awards under the 2011 Plan to themselves as well as our officers, in addition to granting awards to our other employees.

Securities Authorized for Issuance Under Equity Compensation Plans As of October 27, 2017

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,494,757	$3.34	0
Equity compensation plans not approved by security holders	2,191,532	0	0
Total	7,686,289	$3.34	0

(1)

Includes: (i) 4,800,895 RSUs, of which 676,377 RSUs are subject to potential future vesting and issuance during the period 2012-2019 under our Performance Long Term Incentive Plan (which is included as part of our 2011 Plan) and (ii) 4,124,518 RSUs shares of common stock underlying the unvested RSUs are to be issued subject to vesting between 2018 and 2020.

(2)

Includes: 2,885,394 outstanding shares of Common Stock with a weighted average exercise price of $3.34 per share and a weighted average remaining term of 5.93 years, which is composed of (i) 907,360 shares of Common Stock underlying options previously granted under our Amended and Restated 2001 Incentive

Plan, which are still exercisable despite the fact that such plan expired July 2011 and (ii) 1,978,034 shares of Common Stock underlying options granted under our 2011 Plan.
(3)	Weighted-average exercise price does not include RSUs.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” TO APPROVE AN AMENDMENT TO THE 2011 PLAN TO, AMONG OTHER MATTERS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2011 PLAN FROM 11,050,000 TO 18,150,000.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Secretary, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 55,883,436 shares of Common Stock outstanding. As of the Record Date, 2,093,155 shares of Series A preferred stock were outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth, as of the Record Date, by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated. Unless otherwise indicated, the address for each person listed below is in care of BioDelivery Sciences International, Inc., 4131 ParkLake Ave., Suite #225, Raleigh, NC 27612.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class as of October 27, 2017(1)
Broadfin Capital, LLC(2)	5,122,094	9.17%
Stonepine Capital Management(3)	3,477,673	6.22%
Mark A. Sirgo, Pharm.D.(4)	2,501,773	4.40%
Frank E. O’Donnell, Jr., M.D.(5)	441,299	*
Ernest R. De Paolantonio, CPA MBA(6)	152,123	*
Niraj Vasisht, Ph.D.(7)	436,909	*
William B. Stone(8)	374,175	*
Samuel P. Sears, Jr(9)	114,863	*
Thomas W. D’Alonzo(10)	203,879	*
Charles J. Bramlage(11)	90,650	*
Barry I. Feinberg(12)	128,500	*
Timothy C. Tyson(13)	6,487	*
William Mark Watson(14)	0	0
All Directors and Officers as a group (11 persons)	4,450,658	7.73%

*	Less than 1%
(1)	Based on 55,883,436 shares of common stock outstanding as of October 27, 2017 and shares beneficially owned by the referenced parties as described below.
(2)	Based on 13F filed with the SEC on May 15, 2017 by Broadfin Capital, LLC.
(3)	Based on 13F filed with the SEC on May 12, 2017 by Stonepoint Capital Management
(4)

Includes 1,509,262 shares owned by Dr. Sirgo, our President, Chief Executive Officer and Vice Chairman. Includes 455,171 shares of vested RSUs which have been deferred to January 2018 and 250,000 shares of unvested retirement PRSUs which vest in January 2018. Includes options to purchase 287,340 shares of common stock, all of which are currently exercisable. Does not include an aggregate unknown amount of retirement shares of unvested RSUs which will be calculated using a NPV formula and vest in January 2018. Also does not include 340,746 unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. Sirgo’s address is 606 Wayne Drive, Raleigh, NC. 27609.

(5)

Dr. O’Donnell is our Chairman of the Board and a Director. Excludes 167,500 shares owned by The Francis E. O’Donnell, Jr. Irrevocable Trust #1, of which Dr. O’Donnell’s sister, Kathleen O’Donnell, is trustee, and as to which Dr. O’Donnell disclaims beneficial interest. This number includes 271,299 shares owned by Dr. O’Donnell and options to purchase 170,000 shares of our common stock, all of which is currently exercisable. Does not include an aggregate of 640,584 shares of unvested RSUs which vest in thirds from March 2018 to March 2020. Does not include 187,500 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved. Also does not include 170,828 shares of unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. O’Donnell’s address is 865 Longboat Club Road, Longboat Key FL. 34228.

(6)

Mr. De Paolantonio is our Chief Financial Officer, Secretary and Treasurer. Includes 96,464 shares owned by Mr. De Paolantonio. Includes options to purchase 55,659 shares of common stock, all of which are currently exercisable. Does not include an aggregate of 189,391 shares of unvested RSUs which vest in thirds from February 2018 to March 2020. Does not include 95,000 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved. Also does not include 33,048 shares of unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Mr. De Paolantonio’s address is 4209 Lassiter Mill Road, Raleigh, NC. 27609.
(7)

Dr. Vasisht is our Senior Vice President and Chief Technology Officer. Includes 272,413 shares owned by Dr. Vasisht. Includes options to purchase 164,496 shares of common stock, all of which are currently exercisable. Does not include an aggregate of 329,166 shares of unvested RSUs which vest in thirds from February 2018 to March 2020. Does not include 162,500 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved. Also does not include 99,592 unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. Vasisht’s address is 230 Shillings Chase, Cary, NC. 27518.

(8)

Mr. Stone is a Director. Includes 159,175 shares owned and options to purchase 215,000 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 10,000 shares of common stock which are not currently exercisable. Does not include 17,500 shares of unvested RSUs which will vest August 2018. Mr. Stone’s address is 709 NE De La Mar Drive, Lee’s Summit, MO 64064.

(9)

Mr. Sears is a Director. Includes 94,863 shares owned and options to purchase 20,000 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 7,500 shares of common stock which are not currently exercisable. Does not include 15,000 shares of unvested RSUs which will vest August 2018. Mr. Sears’ address is 2 Spring Avenue, S. Hamilton, MA. 01982.

(10)

Mr. D’Alonzo is a Director. Includes 161,379 shares owned and options to purchase 42,500 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 7,500 shares of common stock which are not currently exercisable. Does not include 15,000 shares of unvested RSUs which will vest August 2018. Mr. D’Alonzo’s address is 81 Seagate Drive, Unit 503, Naples, FL. 34103.

(11)

Mr. Bramlage is a Director. Includes 83,150 shares owned and options to purchase 7,500 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 7,500 shares of common stock which are not currently exercisable. Does not include 15,000 shares of unvested RSUs which will vest August 2018. Mr. Bramlage’s address is 7707 Sutton Place, New Albany, OH. 43054

(12)

Dr. Feinberg is a Director. Includes 121,000 shares owned and options to purchase 7,500 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 7,500 shares of common stock which are not currently exercisable. Does not include 15,000 shares of unvested RSUs which will vest August 2018. Dr. Feinberg’s address is 3 Somerset Downs, St. Louis, MO. 63124.

(13)

Timothy C. Tyson is a Director. Includes 4,658 shares owned and options to purchase 1,829 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 1,829 shares of common stock which are not currently exercisable. Does not include 3,657 shares of unvested RSUs which will vest August 2018. Mr. Tyson’s address is 6 Point Road, Norwalk, CT. 06854.

(14)	Mr. Watson is a nominee for election to the Board at the Meeting. Mr. Watson’s address is 275 Bayshore Blvd., #403, Tampa, FL 33606.

Certain Relationships and Related Transactions

As of December 31, 2001, our Board appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions. From time to time, after compliance with our internal policies and procedures, we have entered into related party contracts, some of which were amended subsequently in accordance with the same policies and procedures.

The following is a listing of our related party transactions:

Affiliates

On November 30, 2000, we entered into an agreement with Biotech Specialty Partners, LLC, or BSP, an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. BSP to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our products in consideration of a ten (10%) percent discount to the wholesale price, which our Board has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to Arius’ products which include the BEMA® technology. Dr. O’Donnell, our Chairman of the Board and a director is a member of the management of BSP.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities.

We believe that the terms of the above transactions with affiliates were as favorable to us or our affiliates as those generally available from unaffiliated third parties. At the time of certain of the above referenced transactions, we did not have sufficient disinterested directors to ratify or approve the transactions; however, the present Board includes six independent directors which constitute a majority as required by NASDAQ Stock Market rules. We believe that William B. Stone, Samuel P. Sears, Jr., Thomas W. D’Alonzo, Charles J. Bramlage, Barry I. Feinberg and Timothy C. Tyson qualify as independent directors for NASDAQ Stock Market purposes. In addition, upon the retirement of Messrs. Stone and Bramlage from their positions on the Board effective upon the date of the Meeting, the Board will include five independent directors which will constitute a majority as required by NASDAQ Stock Market rules as we believe that Samuel P. Sears, Jr., Thomas W. D’Alonzo, Barry I. Feinberg, Timothy C. Tyson and William Mark Watson will qualify as independent directors for NASDAQ Stock Market purposes.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Legal Proceedings

There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Deadline for Submission of Stockholder Proposals for 2018 Annual Meeting of Stockholders

Stockholders may present proposals intended for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company after February 28, 2018 but before March 28, 2018 and in accordance by and otherwise in compliance with, applicable SEC regulations, and the Company’s Amended and Restated Bylaws, as applicable. Proposals submitted not in accordance with such regulations or the Company’s Amended and Restated Bylaws, will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2018 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Ernest R. De Paolantonio. Mr. De Paolantonio will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Ernest R. De Paolantonio, Chief Financial Officer of the Company, at (919) 582-9050 or at offices of the Company at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2016. Such Report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes our audited financial statements for the fiscal year ended December 31, 2016 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Ernest R. De Paolantonio, Chief Financial Officer of the Company, at (919) 582-9050.

ANNEX A

Plan Amendment

AMENDMENT NO. 4

TO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2011 EQUITY INCENTIVE PLAN

Pursuant to Section 14 of the 2011 Equity Incentive Plan (the “Plan”) of BioDelivery Sciences International, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 4 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan and to undertake the other amendments to the Plan set forth herein, as follows:

1. Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of EIGHTEEN MILLION ONE HUNDRED FIFTY THOUSAND (18,150,000) Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.5 shares.”

2. A new Section 5(h) of the Plan is hereby added to read in its entirety as follows:

“(h) Notwithstanding anything in this Plan to the contrary, all Awards granted after June 30, 2017 shall have a minimum of one (1) year vesting period, except that Awards may have less than a one (1) year vesting period if such Awards, in the aggregate, account for five percent (5%) or less of the total number of Common Shares authorized for issuance under this Plan. The foregoing limitation may not be reduced or eliminated in any Award agreement or by any other mechanism.”

3. A new Section 15(w) of the Plan is hereby added to read in its entirety as follows:

“(w) No Dividends on Options or Unvested Awards. Notwithstanding anything in this Plan to the contrary, in no event shall the Board or the Committee authorize or approve the payment of any dividend by the Company on (i) vested or unvested Options or (ii) unvested Awards other than Options.”

4. All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

5. A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 4 was considered, has duly approved this Amendment No. 4 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 4 to the Plan is made effective this              day of December 2017.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

PROXY

BioDelivery Sciences International, Inc.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MARK A. SIRGO AND ERNEST R. DE PAOLANTONIO, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF BIODELIVERY SCIENCES INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 27, 2017, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, DECEMBER 7, 2017, OR ANY ADJOURNMENT THEREOF.

1. Election of Frank E. O’Donnell, Jr. and William Mark Watson as Class III directors, to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

(i) Frank O’Donnell, Jr.	[ ] FOR NOMINEE [ ] WITHHOLD AUTHORITY FOR NOMINEE

(i) William Mark Watson	[ ] FOR NOMINEE [ ] WITHHOLD AUTHORITY FOR NOMINEE

2. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2017;

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To approve an amendment to the 2011 Equity Incentive Plan to, among other matters, increase the number of shares of Common Stock authorized for issuance under the 2011 Plan from 11,050,000 to 18,150,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.